                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                           RECEIVABLES LOAN AGREEMENT

                                  by and among

                      TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC
                                   as Borrower

                          The Persons Parties hereto as
                      Conduit Lenders and Committed Lenders

                           CREDIT SUISSE FIRST BOSTON
                            JPMORGAN CHASE BANK, N.A.
                             THE BANK OF NOVA SCOTIA
                       SUNTRUST CAPITAL MARKETS, INC. and
                        DRESDNER BANK AG, NEW YORK BRANCH
                                as Funding Agents
                                       and

                            JPMORGAN CHASE BANK, N.A.
                             as Administrative Agent

                          Dated as of December 31, 2004

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

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I  DEFINITIONS...........................................................................................   1

         SECTION 1.01  Certain Defined Terms.....................................................................   1
         SECTION 1.02  Other Terms...............................................................................  34
         SECTION 1.03  Amendment and Restatement.................................................................  35

ARTICLE II  AMOUNTS AND TERMS OF THE LOANS.......................................................................  35

         SECTION 2.01  The Loans.................................................................................  35
         SECTION 2.02  Borrowing Procedures......................................................................  36
         SECTION 2.03  Use of Proceeds...........................................................................  38
         SECTION 2.04  Interest and Fees.........................................................................  38
         SECTION 2.05  Payment and Prepayment of Loans...........................................................  39
         SECTION 2.06  Application of Collections Prior to Termination Date......................................  39
         SECTION 2.07  Application of Collections After Termination Date.........................................  41
         SECTION 2.08  Deemed Collections;  Application of Payments..............................................  42
         SECTION 2.09  Payments and Computations, Etc............................................................  43
         SECTION 2.10  Tranches..................................................................................  44
         SECTION 2.11  Breakage Costs............................................................................  45
         SECTION 2.12  Illegality................................................................................  45
         SECTION 2.13  Inability to Determine Eurodollar Rate....................................................  45
         SECTION 2.14  Indemnity for Reserves and Expenses.......................................................  46
         SECTION 2.15  Indemnity for Taxes.......................................................................  47
         SECTION 2.16  Security Interest.........................................................................  48
         SECTION 2.17  [Reserved]................................................................................  49
         SECTION 2.18  [Reserved]................................................................................  49
         SECTION 2.19  Mitigation Obligations; Replacement of Lenders............................................  49

ARTICLE III  CONDITIONS OF BORROWINGS............................................................................  50

         SECTION 3.01  Conditions Precedent to Effective Date....................................................  50
         SECTION 3.02  Conditions Precedent to All Borrowings....................................................  50

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................  51

         SECTION 4.01  Representations and Warranties of the Borrower............................................  51

ARTICLE V  COVENANTS.............................................................................................  55

         SECTION 5.01  Covenants of the Borrower.................................................................  55
         SECTION 5.02  Inspections;  Annual Agreed Upon Procedures Audit.........................................  63

ARTICLE VI  ADMINISTRATION AND COLLECTION OF RECEIVABLES.........................................................  64

         SECTION 6.01  Designation of Collection Agent...........................................................  64
         SECTION 6.02  Certain Rights of the Administrative Agent................................................  64
         SECTION 6.03  Performance of Obligations................................................................  66

ARTICLE VII  TERMINATION EVENTS..................................................................................  66

         SECTION 7.01  Termination Events........................................................................  66
         SECTION 7.02  Acceleration of Maturity..................................................................  68

ARTICLE VIII  THE ADMINISTRATIVE AGENT...........................................................................  69

         SECTION 8.01  Authorization and Action..................................................................  69
         SECTION 8.02  Agent's Reliance, Etc.....................................................................  69
         SECTION 8.03  JPMorgan Chase and Affiliates.............................................................  69
         SECTION 8.04  Indemnification of Administrative Agent...................................................  70
         SECTION 8.05  Delegation of Duties......................................................................  70
         SECTION 8.06  Action or Inaction by Administrative Agent................................................  70
         SECTION 8.07  Notice of Termination Events; Action by Administrative Agent..............................  70
         SECTION 8.08  Non-Reliance on Administrative Agent and Other Parties....................................  71
         SECTION 8.09  Successor Administrative Agent............................................................  71
         SECTION 8.10  Consent to Agreed-Upon Procedures.........................................................  72

ARTICLE IX  THE FUNDING AGENTS...................................................................................  72

         SECTION 9.01  Authorization and Action..................................................................  72
         SECTION 9.02  Funding Agent's Reliance, Etc.............................................................  72
         SECTION 9.03  Funding Agent and Affiliates..............................................................  73
         SECTION 9.04  Indemnification of Funding Agents.........................................................  73
         SECTION 9.05  Delegation of Duties......................................................................  73
         SECTION 9.06  Action or Inaction by Funding Agent.......................................................  73
         SECTION 9.07  Notice of Events of Termination...........................................................  74
         SECTION 9.08  Non-Reliance on Funding Agent and Other Parties...........................................  74
         SECTION 9.09  Successor Funding Agent...................................................................  75
         SECTION 9.10  Reliance on Funding Agent.................................................................  75

ARTICLE X  INDEMNIFICATION.......................................................................................  75

         SECTION 10.01  Indemnities by the Borrower..............................................................  75

ARTICLE XI  MISCELLANEOUS........................................................................................  77

         SECTION 11.01  Amendments, Etc..........................................................................  77
         SECTION 11.02  Notices, Etc.............................................................................  78
         SECTION 11.03  Assignability............................................................................  79
         SECTION 11.04  Costs and Expenses.......................................................................  83
         SECTION 11.05  No Proceedings...........................................................................  83

         SECTION 11.06  Confidentiality..........................................................................  83
         SECTION 11.07  Further Assurances.......................................................................  85
         SECTION 11.08  GOVERNING LAW............................................................................  85
         SECTION 11.09  Execution in Counterparts................................................................  85
         SECTION 11.10  Integration; Binding Effect; Survival of Termination.....................................  85
         SECTION 11.11  Consent to Jurisdiction..................................................................  86
         SECTION 11.12  WAIVER OF JURY TRIAL.....................................................................  86
         SECTION 11.13  Right of Setoff..........................................................................  86
         SECTION 11.14  Ratable Payments.........................................................................  87
         SECTION 11.15  Limitation of Liability..................................................................  87
         SECTION 11.16  Limitation on the Addition and Termination of Originators................................  88

                             SCHEDULES AND EXHIBITS

SCHEDULE I        Lender Groups

SCHEDULE II       Special Concentration Limits

SCHEDULE III      Credit and Collection Policy

SCHEDULE IV       Condition Precedent Documents

SCHEDULE V        Collection Accounts and Concentration Account

SCHEDULE VI       Fiscal Months

SCHEDULE VII      Originators

SCHEDULE VIII     Litigation

EXHIBIT A         Form of Assignment and Acceptance

EXHIBIT B         Form of Borrowing Request

EXHIBIT C-1       Form of Control Agreement (Lock-Boxes)

EXHIBIT C-2       Form of Control Agreement (Concentration Account)

EXHIBIT D         Form of Credit Default Swap

EXHIBIT E         Agreed Upon Procedures

EXHIBIT F         [Reserved]

EXHIBIT G         Form of Note

EXHIBIT H         Form of Joinder Agreement

EXHIBIT I         Form of Prepayment Notice

                              AMENDED AND RESTATED
                           RECEIVABLES LOAN AGREEMENT

                          Dated as of December 31, 2004

            AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of December 31, 2004, by and among (i) TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC, a Delaware limited liability company, as Borrower, (ii) the Conduit Lenders from time to time parties hereto, (iii) the Committed Lenders from time to time parties hereto, (iv) JPMORGAN CHASE BANK, N.A., CREDIT SUISSE FIRST BOSTON, THE BANK OF NOVA SCOTIA, SUNTRUST CAPITAL MARKETS, INC. and DRESDNER BANK AG, NEW YORK BRANCH, as Funding Agents and (v) JPMORGAN CHASE BANK, N.A., as Administrative Agent.

                             PRELIMINARY STATEMENTS

      A. The Transferor has purchased, and may from time to time hereafter purchase, Receivables from the Originators pursuant to the Originator Purchase Agreement.

      B. Pursuant to the Transfer Agreement, the Borrower has purchased, and shall from time to time hereafter purchase, from the Transferor all Receivables sold to the Transferor under the Originator Purchase Agreement.

      C. To fund its purchases under the Transfer Agreement, the Borrower may from time to time request Loans from the Lenders on the terms and conditions of this Agreement.

      D. The Conduit Lenders may, in their sole discretion, make Loans so requested from time to time, and if a Conduit Lender in any Lender Group elects not to make any such Loan, the Committed Lenders in such Lender Group have agreed that they shall make such Loan, in each case subject to the terms and conditions of this Agreement.

      E. The Borrower, the Lenders, the Funding Agents and the Administrative Agent are parties to a Receivable Loan Agreement dated as of February 27, 2003 (as amended prior to the date hereof, the "Existing Loan Agreement").

      F. On the terms and conditions set forth herein, the parties hereto have agreed to amend and restate the Existing Loan Agreement in its entirety.

            Accordingly, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accountants' Letter" has the meaning specified in Section 5.02(b).

            "Adjusted Eurodollar Rate" means, for any Tranche Period, an interest rate per annum obtained by dividing (i) the Eurodollar Rate for such Tranche Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Tranche Period.

            "Administrative Agent" means JPMorgan Chase, in its capacity as contractual representative for the Conduit Lenders and Committed Lenders hereunder, and any successor thereto in such capacity appointed pursuant to
Article VIII.

            "Administrative Agent Fee Letter" has the meaning specified in
Section 2.04(c).

            "Adverse Claim" means a lien, security interest or other charge or encumbrance, or other right or claim in, of or on any asset or property of a Person in favor of another Person.

            "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means, collectively, the Administrative Agent and each Funding Agent.

            "Aggregate Commitment" means, at any time, the sum of the Commitments then in effect. The initial Aggregate Commitment as of the Amendment Effective Date shall be equal to $408,000,000 as set forth on Schedule I.

            "Aggregate Principal Balance" means the aggregate outstanding Principal Balance of the Loans hereunder.

            "Agreement" has the meaning specified in the preamble hereto.

            "Alternate Rate" for any Tranche during any Tranche Period means an interest rate per annum equal to the sum of the Applicable Eurodollar Rate Margin plus the Adjusted Eurodollar Rate for such Tranche Period; provided, however, that in case of:

                  (i) any Tranche Period with respect to which the Adjusted
            Eurodollar Rate is not available pursuant to Section 2.12 or 2.13,

                  (ii) any Tranche Period of less than one month,

                  (iii) any Tranche Period as to which the applicable Funding
            Agent does not receive notice, by no later than 1:00 P.M. (New York City time) on the third Business Day preceding the first day of such Tranche Period, that the related Tranche will not be funded by a Conduit Lender through the issuance of Commercial Paper, or

                  (iv) any Tranche Period for a Tranche the Principal Balance of
            which is less than $1,000,000 for any Lender Group, the Alternate Rate for such Tranche Period shall be an interest rate per annum equal to the Base Rate in effect from time to time during such Tranche Period.

            "Amendment Effective Date" has the meaning specified in Section
1.03.

            "Applicable ABR Margin" has the meaning specified in the Lender Fee Letter.

            "Applicable Eurodollar Rate Margin" has the meaning specified in the Lender Fee Letter.

            "Asset Purchase Agreement" means, in the case of any Lender Group, a secondary market agreement, asset purchase agreement or other liquidity agreement entered into by the Committed Lenders in such Lender Group or any of their respective Affiliates for the benefit of one or more Conduit Lenders in such Lender Group, to the extent relating to the sale or transfer of interests in, or other financing of, Loans.

            "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee and such Committed Lender's Funding Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit A hereto.

            "Base Rate" means, with respect to any Tranche, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the sum of (a) the Applicable ABR Margin plus (b) the higher of: (A) the rate of interest announced publicly by JPMorgan Chase in New York, New York, from time to time as JPMorgan Chase's prime or base rate (such rate not necessarily being the lowest or best rate charged by JPMorgan Chase); and (B) the Federal Funds Rate plus 0.50%.

            "Base Rate Tranche" has the meaning specified in Section 2.12.

            "Borrower" means TRW Automotive Global Receivables LLC, a Delaware limited liability company, and any successor thereto.

            "Borrower Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, the aggregate Principal Balance of the Loans, Interest, Fees, Credit Default Swap Obligations, and all other amounts due or to become due from the Borrower under the Transaction Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

            "Borrowing" has the meaning specified in Section 2.01(a).

            "Borrowing Date" has the meaning specified in Section 2.02(a)(i).

            "Borrowing Request" has the meaning specified in Section 2.02(a)(i).

            "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, New York, (ii) so long as the Collection Agent is TRW Automotive U.S. LLC or an Affiliate thereof, the Collection Agent is open for business in Livonia, Michigan and (iii) if this definition of "Business Day" is utilized in connection with the determination of the Eurodollar Rate or any notice related thereto, dealings are carried out in the London interbank market.

            "Calculation Period" means each period from and including the first day of a fiscal month specified on Schedule VI to and including the last day of such fiscal month (whether such fiscal month occurs before or after the Closing
Date).

            "Capitalized Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Carrying Cost Reserve" means, on any date, an amount equal to

                                  (NRB x CCRR)

where:

            NRB   = the Net Receivables Balance at the close of business of the
                    Collection Agent on such date.

            CCRR  = the Carrying Cost Reserve Ratio on such date.

            "Carrying Cost Reserve Ratio" means, on any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, an amount, expressed as a percentage, equal to (a) the product of (i) 2 times Days Sales Outstanding for such earlier Monthly Reporting Date and (ii) the Base Rate in effect for Dollars as of such day, divided by (b) 365 (or 366, as applicable).

            "Change in Law" means (a) the adoption of any Law after the date of this Agreement, (b) any change in Law or in the interpretation or application thereof by any Official Body after the date of this Agreement or (c) compliance by any Indemnified Party (or, for purposes of Section 2.14(b), by any lending office of such Indemnified Party or by such Indemnified Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Official Body made or issued after the date of this Agreement.

            "Change of Control" means the occurrence of any of the following:

            (a) at any time, (i) Holdings shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Intermediate Holdings (or the surviving entity in any merger of Intermediate Holdings and the Parent Guarantor pursuant to Section 6.05(b) of the Senior Credit Agreement), unless and until such time as Intermediate Holdings (or such surviving entity) is merged with Holdings pursuant to Section 6.05(b) of the Senior Credit Agreement, (ii) Intermediate Holdings (or the surviving entity in any merger of Intermediate Holdings and Holdings pursuant to Section 6.05(b) of the Senior Credit Agreement) shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Parent Guarantor, unless and until such time as Intermediate Holdings (or such surviving entity) is merged with the Parent Guarantor pursuant to Section 6.05(b) of the Senior Credit Agreement, (iii) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by the board of directors of Holdings or a Permitted Holder nor (B) appointed by directors so nominated or
(iv) a "Change in Control" shall occur under (and as defined in) the Senior Notes Indentures or the Senior Subordinated Note Indentures;

            (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Holders or any combination of the Permitted Holders, shall own beneficially, directly or indirectly, in the aggregate Equity Interests representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the Permitted Holders own beneficially, directly or indirectly, a smaller percentage of such ordinary voting power at such time than the Equity Interests owned by such other person or group;

            (c) the Parent Guarantor shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests in each of the Borrower and the Transferor; or

            (d) any Originator or the Collection Agent shall cease to be a wholly-owned direct or indirect Subsidiary of the Parent Guarantor unless, in the case of an Originator, in the judgment of each Funding Agent, the failure of such Originator to be a wholly-owned direct or indirect Subsidiary of the Parent Guarantor would not materially and adversely affect the collectibility of any material portion of the Receivables or the performance of such Originator's obligations under the Transaction Documents.

            "Closing Date" means February 28, 2003.

            "Collateral" has the meaning specified in Section 2.16.

            "Collateral Account" has the meaning specified in Section 2.8 of the Servicing Agreement.

            "Collateral Account Bank" means any bank at which a Collateral Account is maintained.

            "Collateral Agreement" has the meaning specified in Section 2.16(c).

            "Collection Account" means an account maintained at an Eligible Account Bank or a post office box administered by an Eligible Account Bank (other than the Concentration Account or the Collateral Account), in each case for the purpose of receiving Collections.

            "Collection Account Bank" means any bank at which a Collection Account is maintained.

            "Collection Agent" means at any time the Person then authorized pursuant to Section 2.1 of the Servicing Agreement to administer and collect Receivables.

            "Collection Agent Default" has the meaning specified in Section 2.9 of the Servicing Agreement.

            "Collection Agent Parties" means, collectively, the Collection Agent and the Sub-Collection Agents.

            "Collections" means, collectively (without duplication), (i) all cash collections and other cash Proceeds of the Pool Receivables, including, without limitation, all cash Proceeds of Related Security with respect to any such Receivable, any Deemed Collections of such Receivables and any payments made by any Originator with respect to such Receivables (including any payments made with respect to a Diluted Receivable or in connection with the repurchase of a Receivable pursuant to the terms of the Originator Purchase Agreement),
(ii) all cash collections and other cash Proceeds of the Credit Default Swaps, including, without limitation, all cash Proceeds of any collateral securing the obligations of the counterparty thereunder and (iii) all other cash collections and other cash Proceeds of the Collateral.

            "Commercial Paper" means commercial paper, money market notes and other promissory notes and senior indebtedness issued by a Conduit Lender.

            "Commitment" of any Committed Lender means the Dollar amount set forth on Schedule I hereto opposite such Committed Lender's name or, in the case of a Committed Lender that became a party to this Agreement pursuant to an Assignment and Acceptance, the amount set forth therein as such Committed Lender's Commitment, in each case as such amount may be (i) reduced or increased by any Assignment and Acceptance entered into by such Committed Lender in accordance with the terms hereof and (ii) reduced pursuant to Section 2.01(c).

            "Committed Lenders" means, collectively, the Persons identified as "Committed Lenders" on Schedule I and their respective successors and permitted assigns.

            "Concentration Account" has the meaning specified in Section 2.7 of the Servicing Agreement.

            "Concentration Account Bank" means, at any time, any Eligible Account Bank at which the Concentration Account is maintained at such time.

            "Concentration Factor" means, as of any date of determination, (x) with respect to any Obligor that is a Special Obligor, the Special Concentration Factor for such Special Obligor and (y) with respect to any other Obligor, a percentage equal to the following:

            (a) if such Obligor has (i) a short-term debt rating of at least A-1 by S&P or, if no short-term debt rating from S&P is available, a Debt Rating of at least A by S&P and (ii) a short-term debt rating of P-1 by Moody's or, if no short-term debt rating from Moody's is available, a Debt Rating of at least A2 by Moody's, 20.0%;

            (b) if such Obligor is not qualified under clause (a) above, but has
(i) a short-term debt rating of at least A-2 by S&P or, if no short-term debt rating from S&P is available, a Debt Rating of at least BBB+ by S&P and (ii) a short-term debt rating of at least P-2 by Moody's or, if no short-term debt rating from Moody's is available, a Debt Rating of at least Baa1 by Moody's, 20.0%;

            (c) if such Obligor is not qualified under clauses (a) or (b) above, but such Obligor has (i) a short-term debt rating of at least A-3 by S&P or, if no short-term debt rating from S&P is available, a Debt Rating of at least BBB-by S&P and (ii) a short-term debt rating of at least P-3 by Moody's or, if no short-term debt rating from Moody's is available, a Debt Rating of at least Baa3 by Moody's, 12.5%; and

            (d) in all other cases, 5.0%.

            In the event the ratings of any Obligor from S&P and Moody's fall within different ratings levels, the Concentration Factor for such Obligor shall be determined based upon the lower of the two ratings.

            "Concentration Limit" for any Obligor at any time means:

            (i) in the case of a Special Obligor, the product of the Special Concentration Factor for such Obligor and its Affiliates multiplied by the aggregate Outstanding Balance of the Eligible Receivables or, if less, the maximum Concentration Limit for such Obligor specified on Schedule II (as such Schedule amended from time to time as described in the definition of "Special Obligor"); and

            (ii) in the case of any other Obligor, the product of the Concentration Factor for such Obligor and its Affiliates multiplied by the aggregate Outstanding Balance of the Eligible Receivables.

            "Conduit Assignee" means, with respect to any assignment by a Conduit Lender, any Person that (i) issues commercial paper, money market notes, promissory notes or other senior indebtedness rated at least A-1 by S&P and P-1 by Moody's, (ii) is managed or administered by the Funding Agent or the Program Manager with respect to such assigning Conduit Lender or any Affiliate of such Funding Agent or Program Manager or an Eligible Assignee or any Affiliate thereof and (iii) is designated by such Funding Agent or Program Manager to accept an assignment from such Conduit Lender of such Conduit Lender's rights and obligations pursuant to Section 11.03(b).

            "Conduit Borrower" means an entity which is designated as a Conduit Borrower on Schedule I hereto, which entity will fund its Loans hereunder by borrowing from a specified financing conduit.

            "Conduit Lender Termination Date" means, with respect to any Conduit Lender, the date on which the Funding Agent for such Conduit Lender notifies the Administrative Agent and the Borrower that no further Loans shall be made by such Conduit Lender hereunder.

            "Conduit Lenders" means, collectively, the Persons identified as "Conduit Lenders" on Schedule I and their respective successors and permitted assigns; provided, however, that when used in reference to any such Person that is also a Conduit Borrower, the term "Conduit Lender" shall be deemed to refer collectively to such Conduit Borrower and its related financing conduit.

            "Conduit Lending Limit" of any Conduit Lender means the Dollar amount set forth on Schedule I hereto opposite such Conduit Lender's name, as such amount may be reduced or increased pursuant to Section 2.01(c) or Section 11.03(b). The aggregate Conduit Lending Limits as of the Amendment Effective Date shall be equal to $400,000,000, as set forth on Schedule I.

            "Contract" means an agreement (including, without limitation, an agreement evidenced by a purchase order, invoice or similar document), pursuant to or under which an Obligor shall be obligated to pay for goods or merchandise purchased from an Originator or services rendered by an Originator.

            "Control" means the possession, directly or indirectly, of the power to (i) direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise or
(ii) solely when used in reference to an Obligor, vote 25% or more of the securities having ordinary voting power for the election of directors (or the equivalent) of such Person, and "Controlling" and "Controlled" have meanings correlative thereto.

            "Control Agreement" means (i) with respect to a Collection Account, an agreement among an Originator, the Collection Agent, the Borrower, the Administrative Agent and the applicable Collection Account Bank in substantially the form of Exhibit C-1 to this Agreement or in the form specified in the Originator Purchase Agreement (or such other form as the Administrative Agent shall approve) and (ii) with respect to the Concentration Account, an agreement among the Collection Agent, the Borrower, the Administrative Agent and the Concentration Account Bank in substantially the form of Exhibit C-2 to this Agreement (or in such other form as the Administrative Agent shall approve).

            "CP Rate" means, for any Tranche Period for any Tranche, and for any Conduit Lender, to the extent such Lender funds such Tranche by issuing Commercial Paper, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Lender or its related Funding Agent to fund or maintain such Tranche (and which may also be allocated in part to the funding of other assets of the Conduit Lender); provided, however, that if any component of any such rate is a discount rate, in calculating the "CP Rate" for such Tranche for such Tranche Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement and described in Schedule III hereto, as modified in compliance with this Agreement.

            "Credit Default Premium Reserve Account" has the meaning specified in the Transfer Agreement.

            "Credit Default Swap" means a credit default swap transaction entered into by the Transferor (and pledged to the Borrower in accordance with the Transfer Agreement), pursuant to which the Transferor obtains credit protection on an Obligor for the purpose of increasing the Concentration Limit for such Obligor; provided that (i) at the time such transaction is entered into, the Hedge Counterparty thereunder is an Eligible Counterparty, (ii) the Transferor shall have no payment obligations under such transaction other than the payment of up-front and periodic premiums to the Eligible Counterparty (and either (A) all premiums payable during the next six months of such Credit Default Swap shall have been duly paid in full in advance or (B) the amount of such premiums shall have been deposited into the Credit Default Premium Reserve Account in accordance with the Transfer Agreement), (iii) the "Credit Events" under such transaction shall include "Bankruptcy" and "Failure to Pay", (iv) such transaction shall provide for "Cash Settlement" in Dollars only and (v) the documentation governing such credit default swap transaction shall be substantially in the form attached as Exhibit D (or in such other form as the Required Committed Lenders (and, solely in the case of Credit Default Swaps entered into on the Closing Date, each Funding Agent) may approve in their reasonable discretion; provided that if the only material differences between the documentation set forth in Exhibit D and the documentation proposed to be used for such credit default swap transaction arise out of changes to the standard form credit default swap documentation published by the International Swap and Derivatives Association, Inc. (or any successor thereto), then the Transferor may use such proposed documentation without the consent of any party other than the Administrative Agent.

            "Credit Default Swap Obligation" means any amount payable by the Transferor to a Hedge Counterparty under a Credit Default Swap.

            "Daily Report" means a report furnished by the Collection Agent pursuant to Section 2.3(c) of the Servicing Agreement in substantially the form attached as Exhibit A-3 to the Servicing Agreement.

            "Days Sales Outstanding" means, on any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the last day of the immediately preceding Calculation Period by (ii) the aggregate amount of sales giving rise to Receivables during the three (3) consecutive Calculation Periods immediately preceding such Monthly Reporting Date.

            "Debt Rating" for any Person at any time means the then-current rating by S&P or Moody's of such Person's long-term public senior unsecured or, in the case of the Parent Guarantor, senior secured non-credit-enhanced debt.

            "Deemed Collections" means any Collections on any Receivable deemed to have been received by the Transferor pursuant to the Transfer Agreement or by the Borrower pursuant to Sections 2.08(c) and (d).

            "Default Ratio" means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (i) the sum (without duplication) of the aggregate Outstanding Balance of all Receivables which were 91-120 days past their original due date as at the end of such Calculation Period plus the Outstanding Balance of all Receivables which became Defaulted Receivables during such Calculation Period by (ii) the aggregate amount of sales giving rise to Receivables during the fourth Calculation Period immediately prior to such Calculation Period. To the extent adequate data for Calculation Periods prior to December 2002 are not available for any Originator to determine the aggregate Outstanding Balance of Receivables which were 91-120 days past their original due date as at the end of such Calculation Period, the Collection Agent may use for such calculation the aggregate Outstanding Balance of Receivables originated by such Originator which were 61-90 days past due or , if adequate data is also not available for Receivables that were 61-90 days past due, then the Collection Agent may use for such calculation the aggregate Outstanding Balance of Receivables originated by such Originator which were 31-60 days past due as at the end of such Calculation Period.

            "Defaulted Receivable" means a Receivable: (i) which remains unpaid for 91 or more days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Borrower, any Originator, the Transferor or the Collection Agent as uncollectible; or (iv) which, in accordance with the applicable Credit and Collection Policy, has been or should be written off as uncollectible.

            "Defaulting Lender" means any Committed Lender with respect to which a Lender Default is in effect.

            "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (i) the aggregate Outstanding Balance of all Receivables which remain unpaid more than 60 days from their original due date as of the end of such Calculation Period by (ii) the aggregate Outstanding Balance of all Receivables as of the end of such Calculation Period.

            "Delinquent Receivable" means a Receivable which remains unpaid between 61 and 90 days from the original due date.

            "Designated Obligor" means any Obligor designated as such by the Borrower with the prior written consent of the Required Committed Lenders.

            "Diluted Receivable" means that portion (and only that portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned goods, merchandise or services or any failure by any Transaction Party to deliver any merchandise or goods or provide any services or otherwise to perform under any related Contract, order or invoice,
(ii) any change in the terms of, or cancellation of, a Contract or invoice or any rebate, administrative fee, discount, credit memo, refund, non-cash payment, chargeback, allowance or any billing or other adjustment by any Transaction Party (except (x) any such change or cancellation in accordance with the Credit and Collection Policy resulting from the financial inability of the Obligor to pay such Receivable or (y) after the Retro Pricing Approval Date, any Retro Pricing Adjustment) or (iii) any set-off by an Obligor in respect of any claim by such Obligor (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (b) subject to any specific counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof).

            "Dilution Adjustment" means, collectively, the adjustments, cancellations and reductions described in the definition of "Diluted Receivable."

            "Dilution Horizon Ratio" means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, a ratio computed by dividing (i) the sum of all sales which gave rise to Receivables during the two Calculation Periods immediately preceding such earlier Monthly Reporting Date by (ii) the Net Receivables Balance as of the end of the Calculation Period immediately preceding such earlier Monthly Reporting Date.

            "Dilution Ratio" means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period (the "current Calculation Period") by dividing (i) the aggregate amount of Receivables which became Diluted Receivables during the current Calculation Period, by (ii) the aggregate amount of all sales giving rise to Receivables during the second Calculation Period immediately preceding the current Calculation Period.

            "Dilution Reserve Floor" means, as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, the greater of (i) 5.0% and (ii) an amount (expressed as a percentage) that is calculated as follows:

                                 DRF = AD x DHR

where:

DRF     =       Dilution Reserve Floor;

AD      =       the "Average Dilution", defined as the twelve-month
                rolling average of the Dilution Ratios that occurred during the period of twelve consecutive Calculation
                Periods ending immediately prior to such earlier Monthly
                Reporting Date; and

DHR     =       the Dilution Horizon Ratio.

            "Dilution Reserve Ratio" means, as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

                  DRR = DHR x [(SF x AD) + [(DS-AD) x (DS/AD)]] where:

DRR     =       Dilution Reserve Ratio;

DHR     =       the Dilution Horizon Ratio;

SF      =       the Stress Factor;

AD      =       the "Average Dilution", defined as the twelve-month
                rolling average of the Dilution Ratios that occurred during the period of twelve consecutive Calculation
                Periods ending immediately prior to such earlier Monthly
                Reporting Date; and

DS      =       the "Dilution Spike", defined as the highest two-month
                rolling average Dilution Ratio that occurred during the period of twelve consecutive Calculation Periods ending immediately prior to such earlier Monthly Reporting
                Date.

            "Dollars" and "$" each mean the lawful currency of the United States of America.

            "Eligible Account Bank" means (a) with respect to accounts in the United States, a depositary institution or trust company (which may include the Administrative Agent and its Affiliates) organized under the laws of the United States of America or any one of the States thereof or the District of Columbia; provided, however, that at all times (i) such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation, (ii) the unsecured and uncollateralized debt obligations of such depositary institution or trust company are rated at least A-1 by S&P and P-1 by Moody's and (iii) such depositary institution or trust company has a combined capital and surplus of at least $100,000,000 and (b) with respect to accounts outside the United States, an entity authorized to accept deposits in the relevant jurisdiction which has unsecured and uncollateralized debt obligations rated at least A-1 by S&P and P-1 by Moody's and has a combined capital and surplus of at least $100,000,000.

            "Eligible Assignee" means (i) any Person that is a Funding Agent, a Lender, a Program Support Provider or an Affiliate thereof, (ii) any Person managed by a Funding Agent, a Program Manager, a Lender or an Affiliate thereof and rated at least A-1 by S&P and P-1 by Moody's and (iii) any other Person that has been approved by the Funding Agent for such Lender Group and, so long as no Termination Event has occurred and is continuing, that has been approved by the Borrower and the Parent Guarantor (such approval by the Borrower and the Parent Guarantor not to be unreasonably withheld or delayed); provided that, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) no assignment may be made by a Lender in one Lender Group to a Lender in another

Lender Group (the "Assignee Lender Group") if, after giving effect thereto, either (x) the aggregate outstanding principal balance of the Loans held by the members of the Assignee Lender Group would exceed 26.67% of the Aggregate Principal Balance or (y) the aggregate Commitments of the Committed Lenders in the Assignee Lender Group would exceed 26.67% of the Aggregate Commitment.

            "Eligible Counterparty" means any financial institution that (i) has short-term debt ratings of A-1 or better by S&P and P-1 by Moody's, (ii) has its obligations unconditionally guaranteed by a Person whose short-term debt ratings are A-1 or better by S&P and P-1 by Moody's pursuant to a guaranty in form and substance satisfactory to the Administrative Agent or (iii) has otherwise been approved by the Administrative Agent and the Required Committed Lenders (acting in their sole discretion and subject to such terms and conditions, including with respect to collateral, as the Administrative Agent and the Required Committed Lenders may specify).

            "Eligible Obligor" means any Obligor (i) that is a resident of the United States, (ii) that is not an Official Body or an Affiliate of any Transaction Party, (iii) that is not the subject of an Event of Bankruptcy, (iv) that is not a Designated Obligor and (v) with respect to which not more than 25% of the aggregate Outstanding Balance of the Receivables owing by such Obligor are more than 60 days past their original due date.

            "Eligible Receivable" means, at any time, any Receivable:

            (a) which has been originated by an Originator and sold by such Originator to the Transferor pursuant to (and in accordance with) the Originator Purchase Agreement and by the Transferor to the Borrower pursuant to the Transfer Agreement, with the result that the Borrower has good title thereto, free and clear of all Adverse Claims (other than "Permitted Adverse Claims" of the type described in clauses (i) and (ii) of the definition of such term);

            (b) the Obligor of which is an Eligible Obligor;

            (c) which has been billed and, according to the Contract related thereto, is required to be paid in full within 120 days of the original billing date therefor;

            (d) which is denominated and payable only in Dollars in the United States;

            (e) which is not a Delinquent Receivable or Defaulted Receivable at such time;

            (f) which (i) arises pursuant to a Contract with respect to which the applicable Originator has performed all obligations required to be performed by it thereunder in order to have such Receivables become due and payable thereunder, including, without limitation, shipment of the goods or merchandise and/or the performance of the services purchased thereunder and (ii) does not arise from a consignment sale;

            (g) which (i) if purchased with proceeds of Commercial Paper, would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities

Act of 1933, as amended, (ii) is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended, and (iii) represents all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

      (h) which (i) (A) is an "account" within the meaning of Section 9-102 of the UCC of the State of Delaware or (B) a "payment intangible" within the meaning of Section 9-102 of such UCC and (ii) is not evidenced or otherwise payable by chattel paper, a promissory note, a bill of exchange or other instrument (other than a check);

      (i) which arises under a Contract that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense other than unexpired volume or pricing discounts or rebates to which the Obligor thereon may be entitled; provided that only such portion of such Receivable subject to any such dispute, offset, counterclaim or defense shall be deemed ineligible under this criterion;

      (j) which, together with the Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including, without limitation, Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

      (k) which satisfies in all material respects all requirements of the applicable Credit and Collection Policy;

      (l) which was originated in the ordinary course of the applicable Originator's business;

      (m) the Obligor of which has been directed to make all payments to a Collection Account with respect to which there is a Control Agreement in effect;

      (n) which has not been compromised, adjusted or modified for credit reasons (including by the extension of time for payment or the granting of any discounts, allowances or credits);

      (o) (i) the assignment of which under the Originator Purchase Agreement to the Transferor, (ii) the assignment of which by the Transferor to the Borrower under the Transfer Agreement and (iii) the grant of a security interest therein under this Agreement by the Borrower to the Administrative Agent does not (in each case of clauses (i) through (iii)) violate, conflict with or contravene any applicable Laws or any contractual or other restriction, limitation or encumbrance and does not require the consent of or notice to the applicable Obligor or any other Person (other than such consents as have been obtained and notices that have been given);

      (p) which has not been re-invoiced and has not otherwise had its invoice date or due date changed on the books and records of any Transaction Party;

            (q) all of the Borrower's right, title and interest in which (together with the Collections and Related Security related thereto) is subject to a first priority security interest therein perfected under Delaware law, in favor of the Administrative Agent, on behalf of the Conduit Lenders and the Committed Lenders, free and clear of all Adverse Claims other than "Permitted Adverse Claims" of the type described in clauses (i) and (ii) of the definition of such term;

            (r) which is not an obligation to pay for (i) tooling or equipment purchased or built by an Originator for the purpose of manufacturing products for an Obligor or (ii) services rendered in connection with building tooling for the purposes of manufacturing products for an Obligor; and

            (s) the Originator Purchase Agreement under which such Receivable was sold to the Transferor remains in full force and effect, and the Originator of such Receivable has not been terminated as a "Seller" thereunder.

            "Equity Interests" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Holdings, Intermediate Holdings, TRW Automotive or a Subsidiary thereof is treated as a single employer under Section 414(b) or (c) of the IRC, or, solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

            "ERISA Event" means (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings, Intermediate Holdings, the Parent Guarantor, a Subsidiary of any of them or any ERISA Affiliate of any of them of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, Intermediate Holdings, the Parent Guarantor, a Subsidiary of any of them or any ERISA Affiliate of any of them from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA;
(f) the incurrence by Holdings, Intermediate Holdings, the Parent Guarantor, a Subsidiary of any of them or any ERISA Affiliate of any of them of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, Intermediate Holdings, the Parent Guarantor, a Subsidiary of any of them or any ERISA Affiliate of any of them of any notice, or the receipt by any Multiemployer Plan from Holdings, Intermediate Holdings, the Parent Guarantor, any such Subsidiary or any such ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a

Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Rate" means, for any Tranche for any Tranche Period, the rate determined by the Administrative Agent by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars appearing on the applicable page of the Telerate Service (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, on the second Business Day prior to the first day of such Tranche Period, as the rate for deposits with a maturity comparable to such Tranche Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" shall be the rate at which deposits of $5,000,000 and for a maturity comparable to such Tranche Period are offered by the principal London office of JPMorgan Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the second Business Day prior to the first day of such Tranche Period.

            "Eurodollar Rate Reserve Percentage" means, for any Tranche Period in respect of which Interest is computed by reference to the Eurodollar Rate, the reserve percentage applicable two Business Days before the first day of such Tranche Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Tranche Period.

            "Eurodollar Tranche" has the meaning specified in Section 2.12.

            "Event of Bankruptcy" means, with respect to any Person, that:

            (i) such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors;

            (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and, if instituted against such Person, shall remain undischarged for a period of 60 days; or

            (iii) such Person shall take any corporate or similar action to authorize any of the actions set forth in the preceding clauses (i) or
      (ii).

            "Excess Longer-Term Receivable Amount" means, as of any date of determination, an amount equal to the excess, if any, of (i) the aggregate Outstanding Balance of all Eligible Receivables required to be paid in full within more than 90 days but less than 121 days of the original billing date therefor over (ii) an amount equal to 5% of the aggregate Outstanding Balance of Eligible Receivables as of such date.

            "Excluded Taxes" means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any Borrower Obligation, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.15(a).

            "Existing Loan Agreement" has the meaning specified in the Preliminary Statements.

            "Facility Limit" shall mean, at any time, the sum of the Conduit Lending Limits then in effect; provided, that (i) the Facility Limit may not at any time exceed the Aggregate Commitment then in effect divided by 1.02, and
(ii) from and after the Termination Date, the Facility Limit shall at all times equal the Aggregate Principal Balance.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it

            "Fee Letters" means, collectively, the Administrative Agent Fee Letter and the Lender Fee Letter.

            "Fees" has the meaning specified in Section 2.04(c).

            "Final Payout Date" means the date after the Termination Date on which the Borrower Obligations have been reduced to zero by payment in full in cash.

            "Finance Charges" means, with respect to a Receivable, any finance, interest, late or similar charges owing by an Obligor in respect of such Receivable pursuant to the applicable Contract.

            "Financial Covenant Default" means a default in the due observance or performance of any covenant, condition or agreement set forth in any of Sections 6.11 or 6.12 of the Senior Credit Agreement as in effect on the date hereof and without giving effect to any amendment, waiver, supplement, termination or other modification to the Senior Credit Agreement made after the date hereof, except that if any of Sections 6.11 or 6.12 of the Senior Credit Agreement is amended or waived prior to the termination of the Senior Credit Agreement, then references herein to such Sections shall give effect to such amendment or waiver.

            "Financial Officer" of any Person means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

            "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Fund" means Blackstone Capital Partners IV Merchant Banking Fund L.P., a Delaware limited partnership.

            "Fund Affiliate" means (i) each Affiliate of the Fund that is neither an operating company nor a company controlled by an operating company and (ii) each general partner of the Fund or any Fund Affiliate who is a partner or employee of the Blackstone Group L.P.

            "Funding Agent" means, with respect to any Lender Group, the Person identified as the "Funding Agent" for such Lender Group on Schedule I, together with any successor thereto designated pursuant to Article IX and any Person that becomes a Funding Agent for a new Lender Group pursuant to Section 11.03(i).

            "Funding Agent's Account" means, with respect to any Funding Agent, the account of such Funding Agent identified on Schedule I, or such other account as such Funding Agent may designate in writing to the Borrower, the Collection Agent and the Administrative Agent.

            "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

            "Guarantee" of or by any Person (the "guarantor") means (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) under an agreement entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Adverse Claim on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such an Adverse Claim) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under the Senior Credit Agreement.

            "Hedge Counterparty" means any Person that enters into a Credit Default Swap with the Transferor.

            "Holdings" means TRW Automotive Holdings Corp., a Delaware corporation, and any successor thereto.

            "Incipient Termination Event" means an event that but for notice or lapse of time or both would constitute a Termination Event.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person,
(h) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (j) all obligations of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

            "Indemnified Amounts" has the meaning specified in Section 10.01.

            "Indemnified Party" has the meaning specified in Section 10.01.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Information Memorandum" means the Confidential Information Memorandum dated January 2003 and relating to the transactions contemplated by the Transaction Documents, as modified or supplemented prior to the Closing Date.

            "Intercompany Note" means the "Intercompany Note" under (and as defined in) the Originator Purchase Agreement.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of the Closing Date between the Administrative Agent and JPMorgan Chase, as collateral agent under the Senior Credit Agreement, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Interest" means, for any Tranche and any Tranche Period, the sum for each day during such Tranche Period of the following:

                                  IR x PB + LF
                                  ------
                                     Y

where:

            IR  = the Interest Rate for such Tranche for such day

            PB  = the Principal Balance of such Tranche on such day

            Y   = (a) in the case of a Tranche, the Interest Rate for which is based on the Base Rate, 365 or 366 as applicable and (b) in the case of any other Tranche, 360

            LF  = the Liquidation Fee, if any, for such Tranche for such
                  Tranche Period

provided that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law; and provided further that Interest for any Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

            "Interest Rate" means, with respect to any Tranche for any day (i) to the extent such Tranche is funded on such day by a Conduit Lender through the issuance of Commercial Paper, the CP Rate and (ii) otherwise, the Alternate Rate; provided that at all times following the occurrence and during the continuation of a Termination Event the Interest Rate for all Tranches shall be an interest rate per annum equal to the Base Rate in effect from time to time plus 2%.

            "Intermediate Holdings" means TRW Automotive Intermediate Holdings Corp., a Delaware corporation, and any successor thereto.

            "Involuntary Bankruptcy Event" means the occurrence of an event that, but for notice or lapse of time or both, would constitute such a Termination Event of the type described in Section 7.01(e).

            "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            "Joinder Agreement" means an agreement substantially in the form of Exhibit H pursuant to which a new Lender Group is established hereunder pursuant to Section 11.03(i).

            "JPMorgan Chase" means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.

            "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

            "Lender Default" means (i) the refusal (which has not been retracted) of a Committed Lender to make available its portion of any Borrowing or (ii) a Committed Lender having notified in writing the Borrower that it does not intend to comply with its obligations to make available its portion of any Borrowings hereunder, in either case, provided that all conditions to such funding obligation have been satisfied.

            "Lender Fee Letter" has the meaning specified in Section 2.04(c).

            "Lender Group" means a group consisting of one or more Conduit Lenders, one or more Committed Lenders and a Funding Agent for such Lenders, as specified on Schedule I or in the Joinder Agreement pursuant to which such Lender Group is established pursuant to Section 11.03(i).

            "Lender Group Limit" means, with respect to any Lender Group, the aggregate Conduit Lending Limit(s) of the Conduit Lender(s) in such Lender Group.

            "Lender Group Percentage" means, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate Commitments of all Committed Lenders in such Lender Group and the denominator of which is the Aggregate Commitment.

            "Lenders" means, collectively, the Committed Lenders and the Conduit Lenders.

            "Liquidation Fee" means for (i) any Tranche Period held by a Conduit Lender for which Interest is computed by reference to the CP Rate and a reduction of the Principal Balance of the relevant Tranche is made for any reason or (ii) any Tranche Period for which Interest is computed by reference to the Eurodollar Rate and a reduction of the Principal Balance of the relevant Tranche is made for any reason on any day other than the last day of such Tranche Period, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Liquidation Fee or any shortened duration of such Tranche Period pursuant to clause (iii) of the definition thereof) which would have accrued during such Tranche Period (or, in the case of clause (i) above, during the period until the maturity of the underlying commercial paper tranches) on the reductions of Principal Balance of the Tranche relating to such Tranche Period had such reductions not occurred, exceeds (B) the income, if any, received by the Conduit Lender or the Committed Lender which holds such Tranche from the investment of the proceeds of such reductions of Principal Balance. A certificate as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit Lender or Committed Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

            "Loan" means a loan made to the Borrower pursuant to Article II.

            "Loss and Dilution Reserve" means, on any date, an amount equal to:

                               LDRR x NRB

where:      LDRR  =  the Loss and Dilution Reserve Ratio on such date.

            NRB   =  the Net Receivables Balance at the close of business of the
                     Collection Agent on such date.

            "Loss and Dilution Reserve Ratio" means, on any day, the sum of:

            (a) the greater of the Loss Reserve Floor and the Loss Reserve Ratio ; plus

            (b) the greater of the Dilution Reserve Floor and the Dilution Reserve Ratio.

            "Loss Horizon Ratio" means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, the amount obtained by dividing (i) the sum of all sales which gave rise to Receivables during the three Calculation Periods immediately preceding such earlier Monthly Reporting Date plus 0.25 times the sum of all sales which gave rise to Receivables during the fourth Calculation Period immediately preceding such earlier Monthly Reporting Date by (ii) the Net Receivables Balance as of the end of the Calculation Period immediately preceding such earlier Monthly Reporting Date.

            "Loss Reserve Floor" means a percentage equal to 25%.

            "Loss Reserve Ratio" means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

                            LRR = SF x DR x LHR x PTF
where:

LRR = Loss Reserve Ratio;

SF  =  the Stress Factor;

DR = the highest three-month rolling average Default Ratio that occurred during the period of twelve consecutive Calculation Periods immediately preceding such earlier Monthly Reporting Date;

LHR =  the Loss Horizon Ratio; and

PTF =  the Payment Terms Factor.

            "Management Group" shall mean the group consisting of the directors, executive officers and other management personnel of TRW Automotive, Holdings and Intermediate Holdings on the Closing Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the stockholders of TRW Automotive, Holdings, or Intermediate Holdings, as applicable, was approved by a vote of a majority of the directors of TRW Automotive, Holdings or Intermediate Holdings, as applicable, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of TRW Automotive, Holdings or Intermediate Holdings, as applicable, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of TRW Automotive, Holdings or Intermediate Holdings, as applicable.

            "Material Adverse Effect" means a material adverse effect on (i) the ability of any Transaction Party to perform its obligations under any Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) the Borrower's or any Secured Party's interest in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, (iv) the collectibility of the Receivables generally or of any material portion of the Receivables or (v) the business, operations, properties, assets or financial condition of (A) the Parent Guarantor and its Subsidiaries, taken as a whole,
(B) the Transferor or (C) the Borrower.

            "Material Indebtedness" means Indebtedness (other than the Loans) of any one or more of the Transaction Parties in an aggregate principal amount exceeding $40,000,000.

            "Maturity Date" means the earlier of (i) first Settlement Date that occurs 6 months after the Termination Date and (ii) the date on which the Loans become due and payable pursuant to Section 7.02.

            "Maximum Percentage Factor" means 100%.

            "Monthly Report" means a report in substantially the form of, and containing the information described in, Exhibit A-1 to the Servicing Agreement, and such additional information as any Funding Agent may reasonably request from time to time, duly completed and furnished by the Collection Agent to each Funding Agent pursuant to Section 2.3(a) of the Servicing Agreement.

            "Monthly Reporting Date" means the tenth Business Day immediately succeeding each Calculation Period, or if that day is not a Business Day, the next following Business Day.

            "Monthly Settlement Date" means the first Weekly Settlement Date to occur in each calendar month.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which any Transaction Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of IRC Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Net Receivables Balance" means at any time an amount equal to (i) the aggregate Outstanding Balance of Pool Receivables that qualify as Eligible Receivables at such time minus (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor (treating each Obligor and its Affiliates as if they were a single Obligor), in each case reduced by the Retro Pricing Accruals related to such Obligor, exceeds the Concentration Limit for such Obligor minus (iii) the Excess Longer-Term Receivable Amount minus (iv) unapplied cash Collections of the Receivables minus
(v) the aggregate amount of all Retro Pricing Accruals.

            "Note" has the meaning specified in Section 2.01(b).

            "Notional Amount" means with respect to any Special Obligor for which a Credit Default Swap has been entered into, the notional amount of such Credit Default Swap (which shall be equal to zero at all times on and after the termination of such Credit Default Swap).

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "Offering Memorandum" shall mean the Offering Memorandum, dated February 6, 2003, in respect of the "Senior Notes" and the "Senior Subordinated Notes" (as defined in the Senior Credit Agreement).

            "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            "Originator Purchase Agreement" means the Receivables Purchase Agreement dated as of the Closing Date between the Transferor and the Originators, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Originators" means, collectively, the Persons identified on
Schedule VII under the heading "Originators," and any other Persons that may from time to time hereafter become "Sellers" under the Originator Purchase Agreement in accordance with the terms thereof.

            "Other Companies" means, collectively, the Originators, the Parent Guarantor and all of their respective Subsidiaries and Affiliates except the Borrower and the Transferor.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.

            "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any Finance Charges related thereto.

            "Parent Guarantor" means TRW Automotive, and any successor thereto.

            "Participant" has the meaning specified in Section 11.03(f).

            "Payment Terms Factor" means (i) for the period from the Closing Date until (but not including) the fourth Monthly Reporting Date thereafter 1.11 and (ii) for each three-month period to occur thereafter from and including a Monthly Reporting Date to but excluding the third Monthly Reporting Date thereafter, a fraction, the numerator of which is the sum of (x) the weighted average payment terms (based upon the Outstanding Balance of the Receivables and expressed as a number of days to their respective due dates) for the Receivables generated by the Originators during the Calculation Period immediately preceding such earlier Monthly Reporting Date and (y) 60, and the denominator of which is 90.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Percentage Factor" means the fraction (expressed as a percentage) computed on any date of determination as follows:

                                    APB + TR
                                    --------
                                       NRB

where:

            APB = the Aggregate Principal Balance on the date of such computation; provided that, solely for purposes of computing the Percentage Factor, the Aggregate Principal Balance on any day shall be deemed to be reduced by an amount equal to the aggregate amount of funds then held in the Collateral Account which are then available to be withdrawn.

            TR  =  Total Reserves on the date of such computation.

            NRB =  the Net Receivables Balance on the date of such computation.

            "Performance Guarantor" means, collectively, the Parent Guarantor and the Originators from time to time parties to the Performance Guaranty as "Performance Guarantors" thereunder.

            "Performance Guaranty" means that certain Amended and Restated Performance Guaranty dated as of the Amendment Effective Date among the Performance Guarantors, the

Borrower, the Transferor and the Administrative Agent (for the benefit of the Secured Parties), as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Permitted Adverse Claims" means (i) Adverse Claims created under this Agreement or the Originator Purchase Agreement, (ii) liens for taxes, assessments or other governmental charges or levies not yet due and payable or the validity of which are being contested by a Transaction Party in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Transaction Party, (iii) Adverse Claims with respect to Pool Receivables which are not, and have never been, treated as Eligible Receivables so long as the aggregate amount of liabilities secured by such Adverse Claims does not exceed $1,000,000 (excluding any Adverse Claims which are released or otherwise terminated within 30 days of the date on which a Responsible Officer of any Transaction Party obtains actual knowledge thereof) and (iv) Adverse Claims arising under the Security Documents (as defined in the Senior Credit Agreement) that do not relate to any Purchased Receivables Property (as defined in the Intercreditor Agreement) except, with respect to Records (as defined in the Intercreditor Agreement), to the extent provided therein.

            "Permitted Holder" means the Fund, the Fund Affiliates and the Management Group.

            "Permitted Investments" means, with respect to the Collateral Account and any Collections received by the Borrower pursuant to Section 2.06(h), any of the following investments denominated and payable in Dollars:
(a) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States of America, (b) insured demand deposits, time deposits and certificates of deposit of any Eligible Account Bank that is organized under the laws of the United States of America, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) no load money market funds rated in the highest ratings category by each of Moody's and S&P (which rating, in the case of S&P, shall be AAAm or AAAmg and shall not have the "r" symbol attached to such rating), (e) commercial paper of any corporation incorporated under the laws of the United States of America, provided that such commercial paper is rated at least A-1 (and without any "r" symbol attached to any such rating) by S&P and at least Prime-1 by Moody's, and (f) cash and cash escrow agreements.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC and in respect of which any Transaction Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pool Receivable" means any Receivable which has been acquired by the Transferor from an Originator pursuant to the Originator Purchase Agreement and sold by the Transferor to the Borrower pursuant to the Transfer Agreement.

            "Portfolio Report" means any Monthly Report, Weekly Report or Daily Report.

            "Principal Balance" means, with respect to any Tranche, the original principal amount of any Loan made hereunder that has been allocated to such Tranche pursuant to Section 2.10, as such amount may be divided or combined in accordance with such Section, in each case as reduced from time to time by Collections received by the applicable Lender(s) holding such Tranche from distributions made pursuant to Section 2.06 or Section 2.07, as applicable, on account of the Principal Balance of such Tranche; provided that if such Principal Balance shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal Balance shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by such Lender(s).

            "Proceeds" means "proceeds" as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York.

            "Program Manager" means, with respect to a Conduit Lender, the Person (if any) identified on Schedule I as the "Program Manager" for such Conduit Lender, and the successors and permitted assigns of such Person.

            "Program Support Agreement" means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Lender, the issuance of one or more surety bonds for which such Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Lender to any Program Support Provider of the Loans funded by such Conduit Lender (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit in connection with such Conduit Lender's commercial paper program, together with any letter of credit, surety bond, swap or other instrument issued thereunder.

            "Program Support Provider" means, with respect to any Conduit Lender, each Committed Lender with respect to such Conduit Lender and any other Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender or issuing a letter of credit, surety bond, swap or other instrument to support any obligations arising under or in connection with such Conduit Lender's securitization program.

            "Pro Rata Share" means, for any Committed Lender in any Lender Group, (a) the Commitment of such Committed Lender divided by the sum of the Commitments of all Committed Lenders in such Lender Group and (b) after the Commitments of all the Committed Lenders in such Lender Group have been terminated, the outstanding principal amount of the Loans funded by such Committed Lender divided by the outstanding principal amount of the Loans funded by all the Committed Lenders in such Lender Group.

            "Rate Type" means the Adjusted Eurodollar Rate, the Base Rate or the CP Rate.

            "Rating Agencies" shall mean on any date of determination the rating agencies then rating Commercial Paper at the request of any Conduit Lender.

            "Receivable" means the indebtedness and other obligations of any Obligor resulting from the provision or sale of merchandise, goods or services by an Originator, including, without limitation, the right to payment of any interest or finance charges, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto; provided that the term "Receivable" shall not include any such indebtedness or obligation which, pursuant to the terms of the Originator Purchase Agreement to which such Originator is a party, is owed by an "Excluded Obligor" (as defined therein) or is otherwise of a type which is not to be sold to the Transferor thereunder.

            "Register" has the meaning specified in Section 11.03(d).

            "Related Security" means with respect to any Receivable:

                  (i) all security interests or liens and property subject
            thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

                  (ii) all guaranties, insurance and other agreements or
            arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (iii) all other books, records and other information
            (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor;

                  (iv) all of the Borrower's, the Transferor's and the
            applicable Originator's right, title and interest in and to all (A) Contracts or other agreements or documents to the extent that they evidence, secure or otherwise relate to such Receivable and (B) to the extent included in the definition of "Related Security" in the Originator Purchase Agreement, returned or repossessed goods, if any, the sale of which by the applicable Originator gave rise to such Receivable;

                  (v) all of the Borrower's and the Transferor's right, title and interest in, to and under the Collateral Agreements;

                  (vi) in the case of the Borrower and the Transferor, each
            Credit Default Swap; and

                  (vii) all Proceeds of the foregoing.

            "Release" has the meaning specified in Section 2.06(b)(iv).

            "Reportable Event" means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the IRC).

            "Reporting Date" means any date on which a Portfolio Report is delivered or required to be delivered by the Collection Agent pursuant to
Section 2.3 of the Servicing Agreement.

            "Required Committed Lenders" means Committed Lenders representing more than 50% of the Aggregate Commitment or, if the Commitments have been terminated, Committed Lenders that represented more than 50% of the Aggregate Commitment immediately prior to such termination; provided that, subject to the terms of the relevant Asset Purchase Agreement, so long as any Conduit Lender in any Lender Group holds any Loans hereunder, the Committed Lenders in such Lender Group shall give any vote or direction hereunder only with the consent or at the direction of the related Funding Agent on behalf of such Conduit Lender. Solely for purposes of this definition, a Lender that has defaulted on its funding obligations hereunder (a "Defaulted Lender") shall not be considered a "Committed Lender" and the Aggregate Commitment shall be calculated without including the Commitment of such Defaulted Lender.

            "Responsible Officer" means, with respect to any Transaction Party, the president, any vice president, the chief financial officer, the treasurer, the comptroller, the assistant comptroller or the assistant treasurer of such Transaction Party.

            "Restricted Payments" has the meaning specified in Section 5.01(o).

            "Retro Pricing Accruals" means, for any Obligor, after the Retro Pricing Approval Date, the aggregate amount of accruals identified in Parent Guarantor's consolidated balance sheet in accordance with GAAP and consistent with the Parent Guarantor's practices as in effect on the Amendment Effective Date (a) that relate to Receivables, and (b) that are established in respect of liabilities that may result from annual retroactive price negotiations between the applicable Originator or Parent Guarantor and such Obligor and at all other times, zero.

            "Retro Pricing Adjustment" means a credit granted to any Obligor pursuant to annual retroactive price negotiations between the applicable Originator or Parent Guarantor and such Obligor.

            "Retro Pricing Approval Date" means the date specified as such in a written notice delivered by all of the Committed Lenders to the Collection Agent, which notice shall not be delivered until after the next due date on which the Committed Lenders receive a satisfactory report pursuant to Section 5.02(b).

            "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

            "Scheduled Commitment Termination Date" means December 31, 2009.

            "SEC" means the Securities and Exchange Commission.

            "Secured Parties" means, collectively, the Lenders, each Agent, each Hedge Counterparty and each other Indemnified Party.

            "Senior Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement dated as of December 17, 2004 among TRW Automotive Holdings Corp., TRW Automotive Intermediate Holdings Corp., TRW Automotive, the foreign subsidiary borrowers party thereto, the lenders party thereto from time to time, JPMorgan Chase Bank, as administrative agent, and the other agents party thereto, as such agreement is amended, supplemented or otherwise modified from time to time.

            "Senior Note Indentures" means the Indentures dated as of February 18, 2003, among the TRW Automotive, the subsidiaries party thereto and the trustee named therein from time to time relating to the Senior Notes (as defined in the Senior Credit Agreement), as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

            "Senior Subordinated Note Indentures" means the Indentures dated as of February 18, 2003, among TRW Automotive, the subsidiaries party thereto and the trustee named therein from time to time relating to the Senior Subordinated Notes (as defined in the Senior Credit Agreement), as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

            "Servicing Agreement" means that certain Amended and Restated Servicing Agreement dated as of the Amendment Effective Date among the Collection Agent, the Borrower, the Sub-Collection Agents and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Servicing Fee" has the meaning specified in Section 2.04(b).

            "Servicing Fee Payment Date" means each Monthly Reporting Date.

            "Servicing Fee Percentage" means 1.0% per annum or, following a Collection Agent Default and the appointment of a successor Collection Agent pursuant to Article VI, such other rate per annum as may be agreed by such successor Collection Agent and the Administrative Agent with the consent of the Required Committed Lenders pursuant to Section 2.04(b).

            "Servicing Fee Reserve" means, on any date, an amount equal to:

                               (OBR x SFRR)

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

where:

            OBR   =     the aggregate Outstanding Balance
                        of all Pool Receivables at the close
                        of business of the Collection Agent
                        on such date.

            SFRR  =     the Servicing Fee Reserve Ratio on such date.

            "Servicing Fee Reserve Ratio" means, as of any Monthly Reporting Date and continuing until (but not including) the next succeeding Monthly Reporting Date, an amount (expressed as a percentage) equal to the product of
(i) the Servicing Fee Percentage and (ii) a fraction having as the numerator, 2 times the Days Sales Outstanding as of such earlier Monthly Reporting Date, and as the denominator, 360.

            "Settlement Date" for any Tranche means (i) the last day of each Tranche Period for such Tranche and (ii) on and after the occurrence of the Termination Date, each other Business Day specified by the Administrative Agent (which, in the discretion of the Administrative Agent, may be as frequently as daily) in a written notice to the Collection Agent and the Funding Agents.

            "Special Concentration Factor" means, with respect to any Special Obligor, the percentage specified opposite such Special Obligor's name on
Schedule II, as such Schedule may be amended from time to time in accordance with the definition of "Special Obligor."

            "Special Obligor" means, at any time, an Obligor specified on
Schedule II and for which all conditions specified with respect to such Obligor on Schedule II are satisfied (including, if applicable, the maintenance of a Credit Default Swap with respect to such Obligor), as such Schedule may be amended from time to time as set forth below. Schedule II may be amended from time to time by the Administrative Agent to add the name of any Obligor or to increase the Special Concentration Factor of any Obligor specified therein only at the request of the Borrower and with the prior written consent of the Required Committed Lenders. Upon not less than three Business Days' notice to the Borrower and the Collection Agent, the Administrative Agent may in its sole discretion and, if so directed by the Required Committed Lenders the Administrative Agent shall, from time to time amend Schedule II to delete the name of any Obligor or to reduce the Special Concentration Factor of any Obligor; provided that, subject to the provisions of Schedule II, no such deletion or amendment shall be made with respect to any Special Obligor for which a Credit Default Swap remains in effect. Any amendment to Schedule II shall be effected by the delivery of a new Schedule II by the Administrative Agent to the Borrower, the Collection Agent and each Funding Agent.

            "Special Indemnified Amounts" has the meaning specified in Section 2.6(a) of the Servicing Agreement.

            "Specified Bankruptcy Opinion Provisions" means the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Transaction Parties, in each case as specified in the legal opinion of Simpson Thacher & Bartlett relating to certain bankruptcy matters delivered on the Closing Date.

            "Stress Factor" means at any time: (i) so long as the Parent Guarantor has a published Debt Rating from S&P of B or better and from Moody's of B2 or better, 2.0 and (ii) at any other time, 2.5.

            "Sub-Collection Agent" has the meaning specified in Section 2.1 of the Servicing Agreement.

            "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled (as defined in the definition of Affiliate), in each case of clauses (a) and (b), by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or a Subsidiary thereof shall be a Swap Agreement.

            "Tangible Net Worth" means at any time an amount (calculated without duplication) equal to (a) the Outstanding Balance of all Receivables purchased by the Borrower from the Transferor under the Transfer Agreement (other than Defaulted Receivables) plus (b) cash and cash equivalents owned by the Borrower, minus (c) the Aggregate Principal Balance, minus (d) the aggregate outstanding principal balance of the Intercompany Note.

            "Taxes" means any and all present or future taxes (including, without limitation, value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including, without limitation, ad valorem charges) or withholdings imposed by any Official Body.

            "Termination Date" means the earliest of (a) the Scheduled Commitment Termination Date, (b) the date determined pursuant to Section 7.01 and (c) the date specified by the Borrower on not less than thirty days' notice to the Administrative Agent and each Funding Agent.

            "Termination Event" has the meaning specified in Section 7.01.

            "Total Reserves" means, at any time, an amount equal to the sum of
(i) the Loss and Dilution Reserve plus (ii) the Carrying Cost Reserve plus (iii) the Servicing Fee Reserve.

            "Tranche" has the meaning specified in Section 2.10.

            "Tranche Period" means, with respect to any Tranche, (i) initially, the period commencing on (and including) the applicable Borrowing Date and ending on (and including) the earlier of the next Monthly Settlement Date and the Weekly Settlement Date specified by the Borrower in the applicable Borrowing Request, and (ii) thereafter, each successive period commencing on (but excluding) the last day of the immediately preceding Tranche Period for such Tranche and ending on (and including) the earlier of the next Monthly Settlement Date and the Weekly Settlement Date specified by the Borrower in a written notice to each Funding Agent not later than (x) in the case of a Eurodollar Tranche, 1:00 P.M. (New York City time) on the third Business Day immediately before the first day of such Tranche Period and (y) in the case of any other Tranche, 9:30 A.M. (New York City time) on the Business Day immediately before the first day of such Tranche Period; provided, however, that:

                  (i) any Tranche Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Interest in respect of such Tranche Period is computed by reference to the Adjusted Eurodollar Rate, and such Tranche Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Tranche Period shall end on the next preceding Business Day);

                  (ii) in the case of any Tranche Period of one day, (A) if such
            Tranche Period is the initial Tranche Period for a Tranche, such Tranche Period shall be the applicable Borrowing Date; (B) any subsequently occurring Tranche Period which is one day shall, if the immediately preceding Tranche Period is more than one day, be the last day of such immediately preceding Tranche Period and, if the immediately preceding Tranche Period is one day, be the day next following such immediately preceding Tranche Period; and (C) if such Tranche Period occurs on a day immediately preceding a day which is not a Business Day, such Tranche Period shall be extended to the next succeeding Business Day;

                  (iii) in the case of any Tranche Period for any Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date and the duration of each Tranche Period which commences on or after the Termination Date shall be a period from and including the last day of the immediately preceding Tranche Period (or, in the case of the initial Tranche Period immediately following the Termination Date, from and including the Termination
            Date) to but excluding the next Settlement Date; and

                  (iv) at any time when the Base Rate shall have been in effect for a Tranche Period of ten consecutive Business Days, and the conditions set forth in clauses (i) and (iv) of the definition of Alternate Rate do not exist, any Funding Agent may, on behalf of the Committed Lenders in its Lender Group, upon one Business Day's notice to the Borrower (with a copy to the Administrative Agent), select as the next succeeding Tranche Period for such Tranche (and any subsequent Tranche Periods designated by such Funding Agent) a period of one month during which Interest shall be computed by reference to the Adjusted

            Eurodollar Rate; provided, however, that prior to such selection the Borrower may notify the applicable Funding Agent that, in view of anticipated Collections and repayments, Interest should continue to be computed by reference to the Base Rate.

            "Transaction Documents" means this Agreement, the Notes, the Transfer Agreement, the Originator Purchase Agreement, the Servicing Agreement, the Performance Guaranty, the Control Agreements, the Fee Letters, the Credit Default Swaps and all other instruments, documents and agreements executed and/or delivered in connection therewith.

            "Transaction Parties" means, collectively, the Borrower, the Transferor, the Originators, the Parent Guarantor and (so long as it is TRW Automotive U.S. LLC or an Affiliate thereof) the Collection Agent and each Sub-Collection Agent.

            "Transfer Agreement" means the Amended and Restated Transfer Agreement dated as of the Amendment Effective Date between the Borrower and the Transferor, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Transferor" means TRW Automotive Receivables LLC, a Delaware limited liability company, and any successor thereto.

            "TRW Automotive" means TRW Automotive Inc. (f/k/a TRW Automotive Acquisition Corp.), a Delaware corporation, and any successor thereto.

            "TRW Automotive U.S. LLC" means TRW Automotive U.S. LLC, a Delaware limited liability company, and any successor thereto.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

            "Weekly Report" means a report furnished by the Collection Agent pursuant to Section 2.3(b) of the Servicing Agreement in substantially the form attached as Exhibit A-2 to the Servicing Agreement.

            "Weekly Reporting Date" means the third Business Day of each calendar week.

            "Weekly Settlement Date" means the second Business Day immediately following each Weekly Reporting Date.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, as in effect on the date hereof and not specifically defined herein, are used herein as defined in such Article
9. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" means articles and sections of, and schedules and exhibits to, this Agreement. Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. Any reference to any Law shall be deemed to be a reference to such Law as the same may be amended or re-enacted from time to time. Any reference to any Person appearing in any of the Transaction Documents shall include its successors and permitted assigns.

            SECTION 1.03 Amendment and Restatement. Subject to the satisfaction of the conditions precedent set forth in Section 3.01, this Agreement amends and restates the Existing Loan Agreement in its entirety. This Agreement is not intended to constitute a novation of any obligations under the Existing Loan Agreement. Upon the effectiveness of this Agreement (the date of such effectiveness being the "Amendment Effective Date"), each reference to the Existing Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. By its execution of this Agreement, each of the parties hereto hereby consents to the execution and delivery of (i) the Servicing Agreement, the Transfer Agreement and the Performance Guaranty (in each case as amended and restated as of the date hereof) by the parties thereto and (ii) the amendment of even date herewith to the Originator Purchase Agreement.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

            SECTION 2.01 The Loans.

            (a) On the terms and subject to the conditions hereof, on the Amendment Effective Date, and thereafter from time to time prior to the Termination Date, each Conduit Lender may in its sole discretion, and each Committed Lender shall if the Conduit Lender in its related Lender Group elects not to do so, make Loans to the Borrower in an amount in Dollars, for each Lender Group, equal to its Lender Group Percentage of the amount requested by the Borrower pursuant to Section 2.02; provided that, after giving effect to such Loans:

                  (i) the aggregate outstanding principal amount of the Loans for any Lender Group shall not exceed its Lender Group Limit; and

                  (ii) the aggregate outstanding principal amount of the Loans for all Lenders shall not exceed the Facility Limit.

If there is more than one Committed Lender in a Lender Group, each such Committed Lender shall lend its Pro Rata Share of such Lender Group's Lender Group Percentage of each Loan, to the extent not loaned by the related Conduit Lender. Each borrowing of Loans hereunder (each a "Borrowing") shall be in a minimum principal amount equal to such amount as will ensure that (x) no Lender Group's Lender Group Percentage of such Borrowing would be less than $1,000,000 and (y) each Lender Group's Lender Group Percentage of such Borrowing would be an integral multiple of $100,000. Subject to the foregoing and to the limitations set forth in Section 2.05(d), the Borrower may borrow, prepay and reborrow the Loans hereunder.

            (b) The Loans made by the Lenders in any Lender Group shall be evidenced by a promissory note in the form attached hereto as Exhibit G (each, a "Note"). Each Note shall be dated the date of this Agreement, shall be duly executed by the Borrower, shall be payable to the Funding Agent for the applicable Lender Group and shall have a stated maximum principal amount equal to the Lender Group Limit for such Lender Group. Each Funding Agent may, in its discretion, enter on a schedule attached to its Note a notation (which may be computer generated) with respect to each Loan made hereunder by the Lenders in its Lender Group of (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of any Funding Agent to make any such notation on the schedule to its Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with the terms thereof and hereof.

            (c) The Borrower may, from time to time upon at least five Business Days' prior written notice via electronic mail followed by telecopy to each Funding Agent, elect to reduce the Facility Limit, provided that after giving effect to any such reduction and any principal payments on such date, the Aggregate Principal Balance shall not exceed the Facility Limit. Any such reduction shall reduce each Lender Group Limit (and the corresponding Conduit Lending Limit(s)) hereunder ratably in accordance with their respective Lender Group Percentages and shall reduce each Committed Lender's Commitment ratably within its Lender Group in accordance with each Committed Lender's Pro Rata Share. Once the Facility Limit is reduced pursuant to this Section 2.01(c) it may not subsequently be reinstated without the consent of each Committed Lender.

            SECTION 2.02 Borrowing Procedures.

            (a) Borrowing Request.

            (i) The Borrower shall request a Borrowing hereunder by submitting to each Funding Agent a written notice, substantially in the form of Exhibit B (each, a "Borrowing Request") prior to (A) in the case of Loans which are to accrue interest by reference to the Adjusted Eurodollar Rate, 1:00 p.m. (New York City time) on the third Business Day prior to the date of the proposed Borrowing (each, a "Borrowing Date") and (B) with respect to a Loan of any other Rate Type, 9:30 a.m. (New York City time) on the Business Day prior to the Borrowing Date.

            (ii) Each Borrowing Request shall: (A) specify (1) the amount of the requested Borrowing and the allocation of such amount among the Lender Groups, (2) the Aggregate Principal Balance after giving effect to such Borrowing, (3) the desired Borrowing Date and (4) the desired Tranche Period(s) and allocations of the principal amount of such Borrowing thereto pursuant to Section 2.10 and (B) certify that, after giving effect to the proposed Borrowing, (1) the Percentage Factor would not exceed the Maximum Percentage Factor, as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement (which Portfolio Report shall contain information as of a date not more than five Business Days prior to the proposed Borrowing Date) and (2) in the good faith judgment of the Collection Agent, the Percentage Factor would not exceed the Maximum Percentage Factor, as determined by reference to the most recent information then available to the Collection Agent. Each Borrowing Request shall be irrevocable and binding on the Borrower.

            (b) Conduit Lender Acceptance or Rejection. If a Conduit Lender shall receive a Borrowing Request on a day prior to its Conduit Lender Termination Date, such Conduit Lender shall instruct the related Funding Agent to accept or reject such request by giving notice to the Borrower and the Administrative Agent through telephone or facsimile by no later than the close of business on the Business Day immediately prior to the applicable Borrowing Date. If a Conduit Lender rejects a Borrowing Request, the related Funding Agent shall promptly notify the related Committed Lenders of such rejection. At no time will a Conduit Lender be obligated to make Loans hereunder regardless of any notice given by it pursuant to this Section.

            (c) Committed Lender's Commitment.

                  (i) If a Conduit Lender rejects a Borrowing Request, or if the
            Conduit Lender Termination Date has occurred for a Conduit Lender, any Loan requested by the Borrower in such Borrowing Request that would otherwise be made by such Conduit Lender shall be made by the related Committed Lenders in its Lender Group on a pro rata basis in accordance with their respective Pro Rata Shares of such Loan.

                  (ii) The obligations of any Committed Lender to make Loans hereunder are several from the obligations of any other Committed Lenders (whether or not in the same Lender Group). The failure of any Committed Lender to make Loans hereunder shall not release the obligations of any other Committed Lender (whether or not in the same Lender Group) to make Loans hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make any Loan hereunder.

                  (iii) Notwithstanding anything herein to the contrary, a
            Committed Lender shall not be obligated to fund any Loan at any time on or after the Termination Date or if, after giving effect thereto, the aggregate outstanding principal balance of the Loans funded by such Committed Lender hereunder would exceed an amount equal to (i) such Committed Lender's Commitment divided by 1.02 less (ii) such Committed Lender's ratable share of the aggregate outstanding principal balance of the Loans held by the Conduit Lender in such Committed Lender's Lender Group.

            (d) Disbursement of Funds. On each Borrowing Date, each applicable Lender shall remit its share of the aggregate amount of the Loans requested by the Borrower to the account of its related Funding Agent specified therefor to such Lender by wire transfer of same day funds. Upon receipt of such funds, each Funding Agent shall remit such funds to the account specified by the Borrower in the relevant Borrowing Request by wire transfer of same day funds.

            SECTION 2.03 Use of Proceeds. The Borrower shall use the proceeds of the Loans only to (i) pay the purchase price for Receivables sold to it pursuant to the terms of the Transfer Agreement, (ii) pay transaction costs incurred in connection with the consummation of the transactions contemplated by the Transaction Documents and (iii) fund payments of interest and principal with respect to the Intercompany Note.

            SECTION 2.04 Interest and Fees.

            (a) On each Settlement Date for a Tranche, the Borrower shall pay to the relevant Funding Agent all accrued and unpaid Interest with respect to such Tranche.

            (b) The Collection Agent shall be entitled to receive a fee (the "Servicing Fee") on the average daily Outstanding Balance of the Pool Receivables, payable in arrears on each Servicing Fee Payment Date at a rate per annum equal to the Servicing Fee Percentage. Upon three Business Days' notice to the Funding Agents, the Collection Agent (if not an Originator, the Borrower or its designee or an Affiliate of the Borrower or an Originator) may, with the prior written consent of the Administrative Agent and the Required Committed Lenders, elect to be paid, as such fee, another percentage per annum on the average daily Outstanding Balance of the Pool Receivables. Notwithstanding anything herein to the contrary, the Servicing Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Sections 2.06 and 2.07. To the extent such Collections are not sufficient to pay the Servicing Fee in full, none of the Borrower, the Administrative Agent, the Funding Agents or the Lenders shall have any liability for the deficiency.

            (c) The Borrower shall pay to the Administrative Agent and each Funding Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in (i) the fee agreement of even date herewith between the Borrower and the Administrative Agent (as the same may be amended or restated from time to time, the "Administrative Agent Fee Letter") and (ii) the amended and restated fee agreement of even date among the Borrower, the Administrative Agent and the Funding Agents (as the same may be further amended or restated from time to time, the "Lender Fee Letter").

            (d) On or before the Business Day immediately before the end of each Tranche Period, the relevant Funding Agent shall furnish the Borrower with an invoice setting forth the amount of the accrued and unpaid Interest and Fees for such Tranche Period with respect to the Tranches held by the Lender(s) in such Funding Agent's Lender Group. To the extent necessary, such Interest shall be calculated using an estimate of the CP Rate for the remaining days in such Tranche Period, provided that such Interest shall be adjusted as follows: if the Funding Agent shall have used an estimate of the CP Rate with respect to the preceding Tranche Period, the Funding Agent shall compute the actual CP Rate and Interest for such Tranche Period and (i) if the actual Interest so computed is greater than the estimated Interest calculated for such preceding Tranche Period, the Interest calculated pursuant to the preceding sentence for the current Tranche Period shall be increased by the amount of such difference, and
(ii) if the actual Interest so computed is less than the estimated Interest for such preceding Tranche Period, the Interest calculated pursuant to the preceding sentence for the current Tranche Period shall be decreased by the amount of such difference.

            SECTION 2.05 Payment and Prepayment of Loans. The Borrower shall repay the outstanding principal amount of each Loan on the Maturity Date. Prior thereto, the Borrower:

            (a) shall, immediately upon any acceleration of the Loans pursuant to Section 7.02, repay the amount of the Loans to the extent so accelerated;

            (b) shall, if on any date the Percentage Factor exceeds the Maximum Percentage Factor, as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement, make a prepayment of the Loans on such date in an amount sufficient to cause the Percentage Factor to be less than or equal to the Maximum Percentage Factor, as determined by reference to such Portfolio Report;

            (c) shall, if on any date the Aggregate Principal Balance of the Loans exceeds the Facility Limit, make a prepayment of the Loans on such date in an amount sufficient to cause the Aggregate Principal Balance to be less than or equal to the Facility Limit, such prepayment to be made solely out of Collections available for such purpose pursuant to Section 2.06 or 2.07, as applicable; and

            (d) from and after the Termination Date, shall repay the Loans out of Collections available for such purpose pursuant to Section 2.07.

The Borrower may, at its option, prepay on any Business Day all or any portion of the Loans upon prior written notice delivered to each Funding Agent not later than 1:00 P.M. (New York City time) three Business Days prior to the date of such payment, in the case of Loans accruing interest by reference to the Adjusted Eurodollar Rate, and no later than 9:30 A.M. (New York City time) two Business Days prior to the date of such payment, in the case of Loans of any other Rate Type. Each such notice shall be in the form attached as Exhibit I and shall (i) specify the aggregate amount of the prepayment to be made on the Loans and the Tranches to which such prepayment is to be applied and (ii) specify the Business Day on which the Borrower will make such prepayment. Each such prepayment shall be made ratably among the Lender Groups based on the aggregate outstanding Principal Balance of the Loans held by each. Each prepayment of the Loans (whether optional or mandatory) must be accompanied by a payment of all accrued and unpaid Interest on the amount prepaid and any other amounts (including amounts payable under Section 2.11) due hereunder in respect of such prepayment. No optional prepayment shall be made by the Borrower hereunder except out of Collections.

            SECTION 2.06 Application of Collections Prior to Termination Date.

            (a) On each Business Day prior to the Termination Date, the Collection Agent shall cause all Collections deposited into any Collection Account or otherwise received prior to such Business Day to be remitted to the Concentration Account.

            (b) On each Business Day prior to the Termination Date, the Collection Agent shall cause all Collections on deposit in the Concentration Account (including, if applicable, any investment earnings received with respect to funds on deposit in the Concentration Account) to be applied in the following order and priority:

                  (i) on a pro rata basis, set aside and hold in trust for the
            Lenders, the Funding Agents, the Administrative Agent, the Hedge Counterparties and the Collection Agent an amount equal to the aggregate Interest, Fees, Credit Default Swap Obligations and Servicing Fee accrued through such day and not previously set aside, such amount to be allocated among the Lenders, the Funding Agents, the Administrative Agent, the Hedge Counterparties and the Collection Agent ratably in accordance with the proportion of such amounts owing to each such Person;

                  (ii) if the Percentage Factor exceeds the Maximum Percentage
            Factor as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement, or the Aggregate Principal Balance exceeds the Facility Limit, deposit to the Collateral Account an amount necessary to cause the Percentage Factor to be less than or equal to the Maximum Percentage Factor, as determined by reference to such Portfolio Report, and the Aggregate Principal Balance to be less than or equal to the Facility Limit;

                  (iii) if any Borrower Obligations (other than Interest, the
            Servicing Fee and Loans) are then due and payable by the Borrower to any Secured Party, pay to each such Secured Party (ratably in accordance with the amounts owing to each) the Borrower Obligations so due and payable;

                  (iv) [Reserved]; and

                  (v) apply any remaining Collections in accordance with Section
            2.06(h) (any such remittance, a "Release"); provided that, if the conditions precedent for such Release set forth in Section 3.02 are not satisfied, the Collection Agent shall retain such Collections in the Concentration Account and shall apply such Collections in accordance with this Section 2.06 on the next Business Day.

            (c) On each Settlement Date for a Tranche, the Collection Agent shall pay to the relevant Lender(s) all Collections set aside for Interest in respect of such Tranche pursuant to Section 2.06(b)(i). On each date on which any Fees are payable pursuant to the Fee Letters, the Collection Agent shall pay such Fees to the Persons entitled thereto pursuant to the Fee Letters out of Collections set aside for such purpose pursuant to Section 2.06(b)(i). On each date on which any Credit Default Swap Obligations are payable pursuant to the terms of the Credit Default Swaps, the Collection Agent shall pay such Credit Default Swap Obligations to the Hedge Counterparties entitled thereto out of Collections set aside for such purpose pursuant to Sections 2.06(b)(i) and
(iii).

            (d) [Reserved].

            (e) In the event any deposit is made to the Collateral Account pursuant to Section 2.06(b)(ii), the amount of such deposit shall be allocated among all Lender Groups ratably in proportion to the outstanding principal balance of the Loans held by each. On the next Settlement Date applicable to any such Lender Group, the Administrative Agent shall distribute to the related Funding Agent such Lender Group's allocable share of such deposit for application to the repayment of the Loans held by such Lender Group. Notwithstanding the foregoing, if on any Business Day after such deposit is made and prior to the distribution of such deposit pursuant to this Section 2.06(e), the Collection Agent delivers a Portfolio Report with more recent data indicating that the Percentage Factor is less than the Maximum Percentage Factor, the Collection Agent may request the Administrative Agent to withdraw the Collections so deposited for application in accordance with Section 2.06(b) to the extent that, after giving effect to such withdrawal and application, the Percentage Factor would not exceed the Maximum Percentage Factor, as determined by reference to such Portfolio Report.

            (f) On each Servicing Fee Payment Date, the Collection Agent shall pay to itself the accrued and unpaid Servicing Fee out of Collections set aside for such purpose pursuant to Section 2.06(b)(i).

            (g) So long as no Termination Event or Involuntary Bankruptcy Event has occurred and is continuing, and the Parent Guarantor has a published Debt Rating of B or better from S&P and B2 or better from Moody's, the Collection Agent shall not be required to segregate any Collections set aside by it pursuant to Section 2.06(b)(i) from its other funds. At all other times, the Collection Agent shall segregate such Collections from its other funds by retaining the amount of such Collections in the Concentration Account.

            (h) Any Collections available pursuant to Section 2.06(b)(v) shall be applied by the Collection Agent, on behalf of the Borrower: (i) first, if so requested by the Borrower, to pay or prepay (or set aside for the payment or prepayment of) Loans or other Borrower Obligations, (ii) second, to pay the purchase price for Receivables to be acquired by the Borrower from the Transferor under the Transfer Agreement, (iii) third, to make payments of principal and interest in respect of the Intercompany Note, and (iv) fourth, to invest in Permitted Investments, to pay other expenses and obligations as required under the Borrower's limited liability company agreement, to pay dividends to the Borrower's members and in such other manner as the Borrower may specify and that is permitted under the terms of the Transaction Documents. Unless otherwise specifically directed by the Borrower, the Collection Agent shall cause all Collections available pursuant to Section 2.06(b)(v) to be released to the Seller Agent under (and as defined in) the Originator Purchase Agreement on a daily basis, and the Collections so released to the Seller Agent will be deemed to be applied in accordance with this Section 2.06(h). On or prior to each Monthly Reporting Date the Collection Agent shall determine the portion of the Collections so released which were applied to each of the items described in clauses (i) through (iv) above during the related Calculation Period and shall record the same in its books and records.

            SECTION 2.07 Application of Collections After Termination Date.

            (a) On each Business Day on and after the Termination Date, the Collection Agent shall cause all Collections deposited into any Collection Account or otherwise received prior to such Business Day to be remitted to the Concentration Account.

            (b) On the Termination Date, and on each Business Day thereafter until the Final Payout Date, the Collection Agent shall transfer to the Collateral Account all Collections on deposit in the Concentration Account or otherwise held by it on such date (including amounts previously set aside pursuant to Section 2.06(b)).

            (c) On each Settlement Date to occur on or after the Termination Date, the Administrative Agent shall distribute all funds on deposit in the Collateral Account (including, without limitation, any investment earnings received with respect to such funds) in the following order of priority:

            (i) first, pay, to the Administrative Agent an amount equal to the Borrower Obligations owing to the Administrative Agent in respect of costs and expenses incurred in connection with the enforcement of any Transaction Document or the collection of any amounts due thereunder;

            (ii) second, if the Collection Agent is a Person other than TRW Automotive U.S. LLC or an Affiliate thereof, pay to the Collection Agent the accrued and unpaid Servicing Fee;

            (iii) third, pay to the Lenders, the Funding Agents and the Administrative Agent an amount equal to the aggregate accrued and unpaid Interest on the Loans and Fees (ratably in accordance with the proportion of such amounts owing to each such Person);

            (iv) fourth, pay to the Lenders an amount equal to the aggregate Principal Balance of the Loans (ratably in accordance with the outstanding principal balance of such Loans held by each);

            (v) fifth, if any Borrower Obligations (other than Interest, Fees, the Servicing Fee and the Loans) are then due and payable by the Borrower to any Secured Party, pay to each such Secured Party (ratably in accordance with the amounts owing to each) the Borrower Obligations so due and payable;

            (vi) sixth, [Reserved]

            (vii) seventh, if the Collection Agent is TRW Automotive U.S. LLC or an Affiliate thereof, pay to the Collection Agent the accrued and unpaid Servicing Fee; and

            (viii) eighth, after all Borrower Obligations are paid in full, pay to the Borrower any remaining funds in accordance with Section 2.07(e).

            (d) [Reserved].

            (e) Any Collections remitted to the Borrower pursuant to Section 2.07(c)(viii) shall be applied by the Collection Agent, on behalf of the
Borrower: (i) first, to make payments of principal and interest in respect of the Intercompany Note, and (ii) second, in such other manner as the Borrower may specify and that is not prohibited by the terms of the Transaction Documents.

            SECTION 2.08 Deemed Collections; Application of Payments.

            (a) Unless otherwise required by applicable Law, and unless an Obligor designates a payment be applied to a specific Receivable, all Collections from an Obligor shall be applied to the oldest Receivables (whether or not such Receivables are Pool Receivables) of such Obligor.

            (b) If and to the extent the Administrative Agent, any Funding Agent or any Lender shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Funding Agent or such Lender, as the case may be, shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

            (c) If on any day a Receivable becomes a Diluted Receivable, the Borrower shall be deemed to have received on such day a Collection of such Receivable in the amount of the applicable reduction or cancellation, and the Borrower shall pay to the Collection Agent an amount equal to such reduction or cancellation; provided that, prior to the Termination Date and so long as no Termination Event has occurred and is continuing and the Percentage Factor is less than or equal to the Maximum Percentage Factor (determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement), the amount so payable by the Borrower shall not exceed the amount (if any) required in order to cause (i) the Percentage Factor to be less than or equal to the Maximum Percentage Factor, determined by reference to such Portfolio Report and
(ii) the Aggregate Principal Balance to be less than or equal to the Facility Limit. Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.06 or 2.07 hereof, as applicable.

            (d) If on any day any of the representations or warranties in
Article IV was or becomes untrue with respect to a Receivable or the nature of the Administrative Agent's interest therein, the Borrower shall be deemed to have received on such day a Collection of such Receivable in full and the Borrower shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable; provided that, prior to the Termination Date and so long as no Termination Event has occurred and is continuing and the Percentage Factor is less than or equal to the Maximum Percentage Factor (determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement), the amount so payable by the Borrower shall not exceed the amount (if any) required in order to cause (i) the Percentage Factor to be less than or equal to the Maximum Percentage Factor, determined by reference to such Portfolio Report and (ii) the Aggregate Principal Balance to be less than or equal to the Facility Limit. Any such amount shall be allocated and applied by the Collection Agent as a Collection in accordance with Section 2.06 or 2.07 hereof, as applicable.

            SECTION 2.09 Payments and Computations, Etc.

            (a) All amounts to be paid by the Borrower or the Collection Agent to the Administrative Agent, any Funding Agent or any Lender hereunder shall be paid no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the applicable Funding Agent's Account. All amounts to be deposited by the Borrower or the Collection Agent into the Collateral Account, any Funding Agent's Account or any other account shall be deposited no later than 11:00 A.M. (New York City time) on the date when due.

            (b) Each of the Borrower and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder (after as well as before judgment), at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

            (c) All computations of Interest, Fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the date of payment) elapsed, except that computations of interest and Interest based on clause (i)(b)(A) of the definition of Base Rate shall be made on the basis of a year of 365 days (or 366, as applicable). Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. Any computations by the Administrative Agent or the applicable Funding Agent of amounts payable by the Borrower hereunder shall be binding upon the Borrower absent manifest error.

            (d) All payments required to be made hereunder to any Lender shall be made by paying such amount to the applicable Funding Agent's Account in accordance with this Section 2.09. Upon receipt of funds, such Funding Agent shall pay such funds to the related Lender(s) owed such funds in accordance with the records maintained by such Funding Agent. If a Funding Agent shall have paid to any Lender any funds that (i) must be returned for any reason (including any Event of Bankruptcy) or (ii) exceeds that which such Lender was entitled to receive, such amount shall be promptly repaid to such Funding Agent by such Lender.

            (e) All payments of principal and interest in respect of any Tranche and all other payments to be made by the Collection Agent or the Borrower hereunder shall be made solely in Dollars.

            SECTION 2.10 Tranches. Each Loan made by the Lenders in the same Lender Group on any Borrowing Date shall be allocated to one or more "Tranche Periods" as set forth in the definition of such term. Any portion of a Loan having one Tranche Period and one Rate Type is referred to herein as a "Tranche". Either the Borrower or (following a Termination Event or an Incipient Termination Event) the Funding Agent for the applicable Lender Group may, upon notice to the other party received at least three Business Days prior to the last day of any Tranche Period in the case of the Borrower giving notice, or up to the last day of such Tranche Period in the case of the Funding Agent giving notice, either (i) divide any Tranche originating on such last day or having a Tranche Period ending on such last day into two or more Tranches having an aggregate Principal Balance equal to the Principal Balance of such divided Tranche, or (ii) combine any two or more Tranches originating on such last day or having Tranche Periods ending on such last day into a single Tranche having a Principal Balance equal to the aggregate of the Principal Balance of such Tranches; provided, however, that no Tranche owned by any Conduit Lender may be combined with a Tranche owned by any other Lender and a Tranche held by the Committed Lenders in any Lender Group may not be combined with any Tranche held by the Committed Lenders in any other Lender Group.

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

            SECTION 2.11 Breakage Costs.

            (a) The Borrower shall indemnify the Lenders and any related Program Support Provider against any loss or expense incurred by the Lenders and such Program Support Providers, either directly or indirectly, as a result of the failure of any Borrowing (other than a Borrowing of Loans, the Interest Rate for which was to be determined by reference to the Base Rate) to be made for any reason on the date specified by the Borrower pursuant to Section 2.02, including any loss or expense incurred by the Lenders by reason of the liquidation or reemployment of funds acquired by the Lenders (including funds obtained by issuing Commercial Paper, obtaining deposits as loans from third parties and reemployment of funds) to fund such Borrowing.

            (b) The Borrower further agrees to pay all Liquidation Fees associated with a reduction of the Principal Balance of any Tranche at any time.

            (c) A certificate as to any loss, expense or Liquidation Fees payable pursuant to this Section 2.11 submitted by any Lender, through its Funding Agent, to the Borrower shall be conclusive in the absence of manifest error.

            SECTION 2.12 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Law or in the interpretation or application thereof by any relevant Official Body shall make it unlawful for any Lender to make or maintain Tranches for which Interest is calculated by reference to the Adjusted Eurodollar Rate (each a "Eurodollar Tranche") as contemplated by this Agreement or to obtain in the interbank Eurodollar market the funds with which to make or maintain any such Eurodollar Tranche, (a) such Lender shall promptly notify the Administrative Agent, its Funding Agent and the Borrower thereof, (b) the obligation of such Lender to fund or maintain Eurodollar Tranches or continue Eurodollar Tranches as such shall forthwith be cancelled and (c) such Lender's Tranches then outstanding as Eurodollar Tranches, if any, shall be converted on the last day of the Tranche Period for such Tranches or within such earlier period as required by Law into Tranche that accrue Interest based on the Base Rate (each a "Base Rate Tranche").

            SECTION 2.13 Inability to Determine Eurodollar Rate. If prior to the commencement of any Tranche Period for a Eurodollar Tranche:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Tranche Period; or

            (b) the Administrative Agent is advised by the Required Committed Lenders that the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Tranche Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the related Tranche for such Tranche Period;

then the Administrative Agent shall give notice thereof to the Borrower and each Funding Agent by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and each Funding Agent that the circumstances giving rise to such notice no longer exist, (i) any request to convert a Tranche to, or to continue any Tranche as, a Eurodollar Tranche shall be ineffective and such Tranche shall be converted to or continued as on the last day of the Tranche Period applicable thereto, a Base Rate Tranche and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Tranche.

            SECTION 2.14 Indemnity for Reserves and Expenses.

            (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party (except any such reserve requirement reflected in the Adjusted Eurodollar Rate); or

                  (ii) impose on any Indemnified Party any other condition
            affecting this Agreement, any Asset Purchase Agreement, any Program Support Agreement or any other Transaction Document or Eurodollar Tranches made or maintained by such Indemnified Party;

and the result of any of the foregoing shall be to increase the cost to such Indemnified Party of making or maintaining any Eurodollar Tranche (or of maintaining its obligation to fund any such Tranche or its obligations under any Program Support Agreement or Asset Purchase Agreement) or to reduce the amount of any sum received or receivable by such Indemnified Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such additional costs incurred or reduction suffered.

            (b) Subject to the limitations set forth in the Lender Fee Letter, if any Indemnified Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Indemnified Party's capital or on the capital of such Indemnified Party's holding company, if any, as a consequence of this Agreement, any Asset Purchase Agreement or any Program Support Agreement or the Loans made or acquired by such Indemnified Party, to a level below that which such Indemnified Party or holding company could have achieved but for such Change in Law (taking into consideration such Indemnified Party's policies and the policies of such Indemnified Party's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party or such Indemnified Party's holding company for any such reduction suffered.

            (c) A certificate of an Indemnified Party setting forth the amount or amounts necessary to compensate such Indemnified Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Indemnified Party the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Promptly after any Indemnified Party has determined that it will make a request for compensation pursuant to this Section 2.14, such Indemnified Party shall notify the

Borrower of such determination. Failure or delay on the part of any Indemnified Party to demand compensation pursuant to this Section shall not constitute a waiver of such Indemnified Party's right to demand such compensation; provided that the Borrower shall not be required to compensate an Indemnified Party pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Indemnified Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Indemnified Party's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15 Indemnity for Taxes.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the recipient of such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Official Body in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Official Body in accordance with applicable law.

            (c) The Borrower shall indemnify each Indemnified Party within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Indemnified Party on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by an Indemnified Party, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to an Official Body, the Borrower shall deliver to the related Funding Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Funding Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

            (f) If an Indemnified Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Indemnified Party and without interest (other than any interest paid by the relevant Official Body with respect to such refund); provided that the Borrower, upon the request of such Indemnified Party, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Official Body) to such Indemnified Party in the event such Indemnified Party is required to repay such refund to such Official Body. This Section shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

            SECTION 2.16 Security Interest. As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of all Borrower Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower's right, title and interest in and to the following (collectively, the "Collateral"):

            (a) all Receivables, whether now owned and existing or hereafter acquired or arising, together with all Related Security and Collections with respect thereto;

            (b) [Reserved];

            (c) the Originator Purchase Agreement, the Transfer Agreement, the Servicing Agreement, the Performance Guaranty, the Credit Default Swaps and the Control Agreements (collectively, the "Collateral Agreements"), including, without limitation, (i) all rights of the Borrower to receive moneys due or to become due under or pursuant to the Collateral Agreements, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Collateral Agreements, (iii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral Agreements, (iv) all claims of the Borrower for damages arising out of or for breach of or default under the Collateral Agreements, and (v) the right to compel performance and otherwise exercise all remedies and enforce all rights under the Collateral Agreements;

            (d) the Collection Accounts, the Concentration Account, any Credit Default Collateral Accounts (as defined in the Transfer Agreement), the Credit Default Premium Reserve Account and the Collateral Account, including, without limitation, (i) all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing any of such accounts or any funds and other evidences of payment held therein, (ii) all investment property and other financial assets held in, or acquired with funds from, such accounts and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered in substitution for any of the then existing accounts and (iv) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such accounts;

            (e) all other assets of the Borrower, whether now owned and existing or hereafter acquired or arising, including, without limitation, all accounts, chattel paper, goods, equipment, inventory, instruments, investment property, deposit accounts and general intangibles (as those terms are defined in the UCC as in effect on the date hereof in the State of New York) in which the Borrower has any interest; and

            (f) to the extent not included in the foregoing, all Proceeds of any and all of the foregoing.

            SECTION 2.17 [Reserved].

            SECTION 2.18 [Reserved].

            SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

            (a) If any Committed Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Committed Lender or any Official Body for the account of any Committed Lender pursuant to Section 2.15, then such Committed Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Committed Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.15, as applicable, in the future and (ii) would not subject such Committed Lender or its related Conduit Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Committed Lender or its related Conduit Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Committed Lender in connection with any such designation or assignment.

            (b) If any Lender in a Lender Group requests compensation under
Section 2.14, or if the Borrower is required to pay any additional amount to such Lender or any Official Body for the account of such Lender pursuant to
Section 2.15, or if such Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender, the related Funding Agent and the Administrative Agent, (i) if such Lender is a Committed Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.03), all its interests, rights and obligations under this Agreement to an Eligible Assignee acceptable to the related Funding Agent that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (ii) require all Lenders in such Lender Group to assign and delegate, without recourse (in accordance with an subject to the restrictions contained in Section 11.03), all their interests, rights and obligations under this Agreement to assignees selected by the Borrower; provided that, in each case of clauses (i) and (ii), that (x) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (y) the assigning Lender(s) shall have received payment of an amount equal to the aggregate outstanding Principal Balance of their respective Loans, accrued Interest thereon through the last day of the Tranche Periods therefor, accrued Fees and all other amounts payable to them hereunder, from the assignee (to the extent of such outstanding Principal Balance and accrued Interest and Fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. Nothing in this Section
2.19 shall be deemed to prejudice any rights that the Borrower may have against any Committed Lender that is a Defaulting Lender.

                      ARTICLE III CONDITIONS OF BORROWINGS

            SECTION 3.01 Conditions Precedent to the Amendment Effective Date. The effectiveness of this Agreement is subject to the conditions precedent that:

                  (i) all Fees required to be paid on or prior to the Amendment
            Effective Date in accordance with the Fee Letters shall have been paid in full in accordance with the terms thereof;

                  (ii) to the extent required by the program documents governing any Conduit Lender's Commercial Paper program, each Rating Agency shall have confirmed that the execution and delivery of this Agreement by such Conduit Lender will not result in the reduction or withdrawal of the then-current ratings of such Conduit Lender's Commercial Paper; and

                  (iii) the Administrative Agent shall have received on or
            before the date hereof all of the instruments, documents, agreements, certificates and opinions specified on Schedule IV or that the Administrative Agent or any Funding Agent may otherwise reasonably request, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent and each Funding Agent.

            SECTION 3.02 Conditions Precedent to All Borrowings. Each Borrowing (including, without limitation, the initial Borrowing) and each Release hereunder shall be subject to the further conditions precedent that (a) the Collection Agent shall have delivered to the Administrative Agent and each Funding Agent all Portfolio Reports required to be delivered under the Servicing Agreement, each duly completed and containing information covering the most recently ended reporting period for which information is required pursuant to
Section 2.3 of the Servicing Agreement, (b) on the date of such Borrowing or Release the following statements shall be true (and acceptance of the proceeds of any such Borrowing or Release shall be deemed a representation and warranty by the Borrower that such statements are then true):

                  (i) The representations and warranties contained in Section
            4.01 are correct on and as of the date of such Borrowing or Release as though made on and as of such date, except that the representations and warranties set forth in Sections 4.01(e), (f) and (q)(i) shall be required to be true and correct only as of each Borrowing Date and each Reporting Date,

                  (ii) No event has occurred and is continuing, or would result from such Borrowing or Release, that constitutes a Termination Event, an Involuntary Bankruptcy Event or, in the case of a Borrowing, an Incipient Termination Event, and

                  (iii) Each Originator shall have sold to the Transferor
            pursuant to the Originator Purchase Agreement, all Receivables that arose on or prior to the immediately preceding Business Day, and the Transferor shall have sold to the Borrower all Receivables so sold to it; and

            (c) The Administrative Agent and each Funding Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows as of the date hereof and as of the date of each Borrowing and each Release hereunder and as of each Reporting Date (except that the representations and warranties set forth in paragraphs (e), (f) and (q)(i) below shall be made solely on the date of each Borrowing and each Reporting Date):

            (a) The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Borrower of the Transaction Documents, including the Borrower's use of the proceeds of Loans,
(i) are within the Borrower's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (A) the Borrower's certificate of formation or limited liability company agreement, (B) any law, rule or regulation applicable to the Borrower,
(C) any contractual restriction binding on or affecting the Borrower or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its property, where any such contravention described in this clause (iii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except as created pursuant to the Transaction Documents). Each of the Transaction Documents has been duly executed and delivered by the Borrower.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by the

Borrower of the Transaction Documents to which it is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements referred to on Schedule IV.

            (d) Each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing.

            (e) Since December 31, 2003 there has been no event or circumstance which has had or that is reasonably likely to have a Material Adverse Effect.

            (f) As of each Borrowing Date and Reporting Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration, to the actual knowledge of a Responsible Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its business, property or rights which in either case, (i) involve the Transaction Documents or the Transactions (as defined in the Senior Credit Agreement as in effect on the date hereof) or (ii) as to which an adverse determination is reasonably probable and which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially and adversely effect the Transactions. The Borrower is not in default of any order of any Official Body where such default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (g) No proceeds of any Borrowing will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, "margin stock" within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

            (h) Each Receivable treated as or represented to be a Pool Receivable is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Adverse Claims). The Administrative Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest in each Pool Receivable now existing or hereafter arising and in the Related Security and Collections with respect thereto and all other Collateral, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims). No effective financing statement or other instrument similar in effect is filed in any recording office listing the Borrower, the Transferor or any Originator as debtor, covering any Pool Receivable, Related Security or other Collateral except such as (i) may be filed in favor of the Administrative Agent in accordance with this Agreement and (ii) as may be filed in favor of the Borrower or the Transferor and assigned to the Administrative Agent in accordance with this Agreement and the Transfer Agreement.

            (i) Each Portfolio Report (if prepared by any Transaction Party or one of their respective Affiliates, or to the extent that information contained therein is supplied by any Transaction Party or an Affiliate), information, exhibit, document, book, record or report furnished in writing at any time by or on behalf of any Transaction Party to the Administrative Agent, any Funding Agent or any Lender in connection with this Agreement is accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent, such Funding Agent or such Lender, as the case may be, at such time) as of the date so furnished. The Information Memorandum is accurate in all material respects as of its date and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. All financial statements and other financial data which have been or shall hereafter be furnished by any Transaction Party fairly present, and will fairly present, in all material respects, the financial condition of the applicable Transaction Party and its consolidated subsidiaries as of the dates set forth therein and the results of operations of such Transaction Party and its consolidated subsidiaries for the periods ended on such dates.

            (j) The Borrower is located in the State of Delaware for the purposes of Section 9-307 of the UCC as in effect in the State of New York.

            (k) The names and addresses of all the Collection Account Banks and the Concentration Account Bank together with the account numbers of the Collection Accounts and the Concentration Account at such Collection Account Banks and the Concentration Account Bank are as specified in Schedule V hereto, as such Schedule V may be updated from time to time pursuant to Section 5.01(g).

            (l) Since its formation, the Borrower has not used any company name, tradename or doing-business-as name other than the name in which it has executed this Agreement. The Borrower's Federal Employer Identification Number is 57-1140153.

            (m) The Borrower was formed on February 20, 2003 and the Borrower did not engage in any business activities prior to the date of the Existing Loan Agreement. The Borrower has no Subsidiaries. The Transferor directly owns 100% of the membership interests of the Borrower, free and clear of any Adverse Claims.

            (n) The Borrower is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

            (o) (i) The fair value of the assets of the Borrower, at a fair valuation, exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower; (ii) the present fair saleable value of the property of the Borrower is greater than the amount that will be required to pay the probable liabilities of the Borrower on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. The Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

            (p) With respect to each Receivable treated as or represented to be a Pool Receivable, the Transferor purchased such Receivable from the applicable Originator in exchange for payment (made by the Transferor to such Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, an addition to the principal amount of the Intercompany Note, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. With respect to each Receivable acquired by the Borrower from the Transferor, such Receivable has been acquired by the Borrower from the Transferor in accordance with the terms of the Transfer Agreement. Each such purchase referred to above shall not have been made for or on account of an antecedent debt owed by the applicable Originator to the Transferor, or by the Transferor to the Borrower, as the case may be, and no such sale is or may be voidable or subject to avoidance under any section of the United States Bankruptcy Code or any other Law, whether foreign or domestic.

            (q) (i) The Borrower and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the provisions of the IRC relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a Material Adverse Effect. As of the Amendment Effective Date, the present value of all benefit liabilities under each Plan of the Borrower and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, did not exceed the value of the assets of such Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan), as of the last annual valuation dates applicable thereto for which valuations are available, did not exceed the value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect. None of the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect. None of the Borrower and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse Effect. (ii) No Adverse Claim exists in favor of the Pension Benefit Guaranty Corporation on any of the Collateral.

            (r) Each Receivable included in the calculation of the Net Receivables Balance on any date shall be an Eligible Receivable as of such date.

            (s) No event has occurred and is continuing and no condition exists which constitutes a Termination Event.

                                    ARTICLE V

                                    COVENANTS

            SECTION 5.01 Covenants of the Borrower. Until the Final Payout Date:

            (a) Compliance with Laws, Etc. The Borrower will comply in all respects with all applicable Laws and preserve and maintain its limited liability company existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

            (b) Offices, Records and Books of Account. The Borrower will keep its office where it keeps its records concerning the Pool Receivables at (i) the address of the Borrower specified in Section 11.02 as of the date of this Agreement or (ii) upon 30 days' prior written notice to the Administrative Agent and each Funding Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect its security interest in the Collateral have been taken and completed. The Borrower also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Borrower will, at its expense, (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises (if any) required to be observed by it under the Contracts related to the Pool Receivables in the same manner as if this Agreement did not exist and (ii) timely and fully comply in all material respects with the Credit and Collection Policy (as amended from time to time in accordance with the terms hereof).

            (d) Sales, Liens, Etc. The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Adverse Claims) upon or with respect to, any Collateral or any other asset of the Borrower, or assign any right to receive income in respect thereof. Nothing in this Section 5.01(d) shall prevent the Borrower from making Restricted Payments otherwise permitted under Section 5.01(o).

            (e) Extension or Amendment of Receivables and Contracts. Except as provided in Section 2.2(c) of the Servicing Agreement, the Borrower will not extend, amend or otherwise modify the terms of any Pool Receivable or amend, modify or waive any term or condition of any Contract related thereto in a manner that could reasonably be expected to adversely affect the collectibility of such Pool Receivable.

            (f) Change in Business or Credit and Collection Policy. The Borrower will not make any change in the character of its business or in the Credit and Collection Policy, except for any such change in a Credit and Collection Policy that would not (i) impair the collectibility of any Pool Receivables in any material respect or
(ii) otherwise be reasonably likely to have a Material Adverse Effect.

            (g) Change in Payment Instructions to Obligors. The Borrower will not add or terminate any Collection Account or the Concentration Account from those listed in Schedule V to this Agreement, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to any Collection Account or the Concentration Account, unless the Administrative Agent and each Funding Agent shall have received notice of such addition, termination or change (including an updated Schedule V) and a fully executed Control Agreement with respect to each new Collection Account and each new Concentration Account; provided that, the Collection Account (Lockbox No. 98912; Acct. No. 8188102974) maintained with Bank of America may be terminated so long as the relevant Obligors are instructed to make payments to another Collection Account. Each Collection Account and Concentration Account shall be maintained at all times in the name of the Transferor.

            (h) Deposits to Collection Accounts and Concentration Account. The Borrower will cause all Obligors to be instructed to remit all their payments in respect of Receivables to a Collection Account (either directly by wire transfer or electronic funds transfer or by check mailed to a lock-box maintained by the relevant Collection Account Bank). If the Borrower shall receive any Collections directly, the Borrower shall promptly (and in any event within one Business Day) cause such Collections to be deposited into a Collection Account or the Concentration Account. The Borrower will use its reasonable best efforts to prevent funds which do not constitute Collections of Receivables from being deposited into any Collection Account or the Concentration Account. The Borrower shall cause each Collection Account Bank to be instructed to remit funds on deposit in each Collection Account to the Concentration Account on a daily basis.

            (i) Further Assurances; Change in Name or Jurisdiction of Organization, etc.

                  (A) The Borrower agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Administrative Agent's security interest in the Collateral, or to enable the Conduit Lenders, the Committed Lenders, the Funding Agents or the Administrative Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Borrower will, upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence the Administrative Agent's security interest in the Collateral.

                  (B) The Borrower authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (C) The Borrower will at all times be organized under the laws of the State of Delaware and will not take any action to change its jurisdiction of organization.

                  (D) The Borrower will not change its name, identity, limited liability company structure or tax identification number unless the Administrative Agent shall have received at least thirty (30) days advance written notice of such change and all action by the Borrower necessary or appropriate to perfect or maintain the perfection of the Administrative Agent's security interest in the Collateral (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change) shall have been duly taken.

            (j) Reporting Requirements. The Borrower will cause to be provided to the Administrative Agent and each Funding Agent the following:

                  (i) Annual Financial Statements: As soon as available, but in any event within 90 days after the close of each of the Borrower's fiscal years, a copy of the unaudited balance sheet of the Borrower as at the end of such year, in each case, together with the related statements of income and retained earnings and of cash flows of the Borrower for such year, setting forth in each case in comparative form the figures for the previous year, certified by its chief financial officer as having been prepared in accordance with GAAP;

                  (ii) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, unaudited balance sheets for the Borrower as at the close of each such period and related statements of income, shareholders' equity and cash flows in each case for the period from the beginning of such fiscal year to the end of such quarter, in each case certified by its chief financial officer as having been prepared in accordance with GAAP;

                  (iii) Compliance Certificate. At the time of the delivery of the financial statements provided for in clause (i) or clause (ii) of this Section 5.01(j) of the Borrower, a certificate of a Financial Officer of the Borrower, to the effect that, to the best of such officer's knowledge, no Termination Event or Incipient Termination Event has occurred and is continuing or, if any Termination Event or Incipient Termination Event has occurred and is continuing, specifying the nature and extent thereof;

                  (iv) Termination Event and Incipient Termination Event. As
            soon as possible and in any event within one Business Day after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of any Termination Event or Incipient Termination Event, a statement of a Financial Officer of the

            Borrower setting forth details of such Termination Event or Incipient Termination Event and the action that the Borrower has taken and proposes to take with respect thereto;

                  (v) ERISA. Promptly after a Responsible Officer of the
            Borrower obtains actual knowledge thereof, the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, Intermediate Holdings, the Parent Guarantor, their respective Subsidiaries and their respective ERISA Affiliates in an aggregate amount in excess of $60,000,000;

                  (vi) Change in Name, Etc. At least thirty days prior to any change in the name, jurisdiction of organization, corporate structure or tax identification number of any Transaction Party, a notice setting forth the new name, jurisdiction of organization, corporate structure or tax identification number, as applicable, and the effective date thereof;

                  (vii) Termination or Suspension of Sale by Originators. As
            soon as possible and in any event within one Business Day of occurrence thereof, notice that any Originator has stopped selling or contributing to the Transferor all newly arising Receivables originated by such Originator pursuant to the Originator Purchase Agreement;

                  (viii) Notices under Transaction Documents. Promptly after receipt thereof, copies of all notices received by the Borrower from any Originator, the Transferor or any counterparty under a Credit Default Swap in connection with any Collateral Agreements;

                  (ix) Litigation; Material Adverse Effect. Promptly after a
            Responsible Officer of the Borrower obtains actual knowledge thereof, notice of (i) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Official Body or in arbitration against the Borrower or the Transferor and (ii) any other event or condition that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (x) Other Information. Such other information respecting the
            Collateral or the condition or operations, financial or otherwise, of any Transaction Party other than the Parent Guarantor (including, without limitation, information regarding any pending or threatened litigation) as the Administrative Agent or any Funding Agent may from time to time reasonably request.

            (k) Separateness.

                  (i) The Borrower will at all times have at least one "manager"
            (as defined in the Borrower's limited liability agreement as in effect on the Closing Date) who will be (x) a natural person and (y) a Person who (A) shall not have been at the time of such Person's appointment, and may not have been at any time during the preceding five years and shall not be as long as such Person is a manager of the Borrower (i) a director, member, officer, manager, partner, shareholder or employee of the Parent Guarantor, any Originator or any of their respective directors, members, partners, Subsidiaries, shareholders or Affiliates other than the Borrower and the Transferor (collectively, the "Independent Parties"), (ii) a supplier to any of the Independent Parties, (iii) a person controlling or under common control with any directors, members, partners, shareholder or supplier of any of the Independent Parties or (iv) a member of the immediate family of any director, member, partner, shareholder, officer, manager, employee or supplier of the Independent Parties, (B) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (C) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

                  (ii) The Borrower will at all times have sufficient personnel and/or duly compensated agents to run its business and operations and will compensate its employees (if any) and agents from its own available funds for services provided to it. In the event employees of the Borrower participate in pension, insurance and other benefit plans of any Independent Party, the Borrower will on a current basis reimburse such Independent Party for its pro rata share of the costs thereof.

                  (iii) The Borrower will pay its own liabilities out of its own funds and assets.

                  (iv) The Borrower will maintain a separate office (a) which if leased from any Independent Party will be on terms no more or less favorable to the Borrower than could be obtained in a comparable arm's-length transaction with an unaffiliated Person and (b) which will be conspicuously identified as the Borrower's office so it can be easily located by outsiders. The Borrower will use its own electronic mail address, stationery, invoices, checks and telephone and facsimile numbers.

                  (v) The Borrower will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person.

                  (vi) The Borrower will promptly correct any misunderstanding of which it has knowledge regarding its separate existence and identity.

                  (vii) The Borrower will prepare and maintain its own full and complete books, records and financial statements separate from any other Person. The Borrower's financial statements will comply with generally accepted accounting principles.

                  (viii) The Borrower will maintain at least one bank account in its own name.

                  (ix) All business transactions entered into by the Borrower with any of its Affiliates will be on terms that are intrinsically fair and not more or less favorable to the Borrower, as the case may be, than terms and conditions available at the time to the Borrower for comparable arm's-length transactions with unaffiliated Persons, it being understood that the Transaction Documents satisfy the provisions of this paragraph (ix).

                  (x) The Borrower will not assume or guarantee or become
            obligated for debts of any Independent Party and no Independent Party will assume or guarantee or become obligated for the debts of the Borrower, other than as provided in the Transaction Documents. The Borrower will not hold its credit out as being available to satisfy the obligations of any other Persons.

                  (xi) The Borrower will not acquire obligations or securities of any Independent Party. The Borrower will not make loans, advances or otherwise extend credit to any Independent Party except as expressly contemplated by the Originator Purchase Agreement and the Transfer Agreement.

                  (xii) Except to the extent provided in the Transaction
            Documents, the Borrower will not commingle any of its money or other assets with the money or assets of any other entity. The Borrower will ensure that its funds will be clearly traceable at each step in any financial transaction.

                  (xiii) The Borrower will engage in transactions and conduct all other business activities solely in its own name and through its own authorized officers and agents and will present itself to the public as a separate company. Except to the extent provided in the Transaction Documents, no Independent Party will be appointed agent of the Borrower.

                  (xiv) The Borrower will not engage in any transaction with any of its Affiliates involving any intent to hinder, delay or defraud any Person.

                  (xv) The Borrower will observe all limited liability company formalities.

                  (xvi) The Borrower will take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the

            Borrower and (y) comply with those procedures described in such provisions which are applicable to the Borrower.

            (l) Collateral Agreements. Except as permitted under Section 5.01(x) and Section 11.16, the Borrower will not terminate, amend, waive or modify, or consent to any termination, amendment, waiver or modification of, any provision of any Collateral Agreement or grant any other consent or other indulgence under any Collateral Agreement, in each case without the prior written consent of the Required Committed Lenders; provided that the consent of each Committed Lender shall be required for any such amendment, waiver, modification, consent or other indulgence that would (i) release any portion of the Collateral if a Termination Event or Incipient Termination Event has occurred and is continuing or would result therefrom or (ii) release the Parent Guarantor from its obligations under the Performance Guaranty. The Borrower will perform all of its obligations under the Collateral Agreements and will enforce the Collateral Agreements in accordance with their respective terms. The Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Secured Parties as assignees of Borrower) under the Collateral Agreements as the Administrative Agent or the Required Committed Lenders may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in any Collateral Agreement.

            (m) Nature of Business; No Subsidiaries. The Borrower will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originators and the other transactions contemplated by this Agreement and the Collateral Agreements. The Borrower will not create or form any Subsidiary.

            (n) Mergers, Etc. The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

            (o) Distributions, Etc. The Borrower will not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests or other equity interests in the Borrower, or return any capital to its members or other equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests or other equity of the Borrower or any warrants, rights or options to acquire any membership interests or other equity of the Borrower, now or hereafter outstanding, (ii) prepay, purchase or redeem any Indebtedness (other than Indebtedness hereunder),
(iii) lend or advance any funds or (iv) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (i) through (iv) being referred to as "Restricted Payments"); provided, however, that, prior to the Termination Date, the Borrower may declare and pay cash dividends to its sole member, may make payments in respect of the Intercompany Note and may make purchases under the Transfer Agreement so long as (i) the Percentage Factor does not exceed the Maximum Percentage Factor, as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement, and no other Termination Event or Involuntary Bankruptcy Event shall

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then exist or would occur as a result thereof and (ii) any such dividends are in compliance with all applicable law including the Delaware Limited Liability Company Act, and have been approved by all necessary and appropriate limited liability company action of the Borrower and its board of directors.

            (p) Indebtedness. The Borrower will not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement,
(iii) the incurrence of other obligations pursuant to, and, as expressly contemplated in, the Transaction Documents, and (iv) the incurrence of operating expenses in the ordinary course of business.

            (q) Limited Liability Company Agreement. The Borrower will not amend, modify or delete (or permit any amendment, modification or deletion of)
(i) the definition of "Independent Director or "Special Member" in its limited liability company agreement as in effect on the Closing Date or (ii) any other provision of its limited liability company agreement as in effect on the Closing Date if, pursuant to the terms thereof, such amendment, modification or deletion requires the consent of the Independent Director or Special Member thereunder.

            (r) Tangible Net Worth. The Borrower will maintain Tangible Net Worth at all times equal to at least 15% of the Outstanding Balance of the Pool Receivables at such time.

            (s) Taxes. The Borrower will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The Borrower will pay when due any taxes payable in connection with the Collateral, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent, the Funding Agents, the Conduit Lenders or the Committed Lenders.

            (t) Treatment as Sales. Except as required by GAAP, the Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Transfer Agreement in any manner other than as the sale and/or absolute conveyance of the Transferred Assets (as defined therein) by the Transferor to the Borrower (except that, in accordance with applicable tax principles, each transfer under the Transfer Agreement may be ignored for tax purposes).

            (u) Investments. The Borrower will not make any loans to, advances to, investments in or otherwise acquire any capital stock or equity security of, or any equity interest in, any other Person, except as provided in the Transaction Documents.

            (v) Control Agreements. The Borrower will cause all Collection Accounts, and the Concentration Account to be subject at all times to a Control Agreement duly executed by the Collection Agent, the Borrower, the Administrative Agent and the applicable bank at which such account is maintained.

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            (w) Hedge Counterparties. If at any time a Hedge Counterparty ceases to be an Eligible Counterparty, the Borrower will cause the Transferor to replace such Hedge Counterparty with an Eligible Counterparty under each Credit Default Swap to which such Hedge Counterparty is a party by no later than the earlier of (i) the 30th day following the date on which such Hedge Counterparty ceases to be an Eligible Counterparty or (ii) the fifth Business Day after such date in the event that such Hedge Counterparty's short-term debt rating is withdrawn by any Rating Agency or is downgraded below A-2 by S&P or below P-2 by Moody's. Each such replacement will be made pursuant to documentation in substantially the form of Exhibit D or otherwise in form and substance reasonably satisfactory to the Required Committed Lenders.

            (x) Amendments to Credit Default Swaps. The Borrower will not, and will not permit the Transferor to, supplement, amend, extend, replace, terminate or otherwise modify any Credit Default Swap without the prior written consent of the Administrative Agent, each Funding Agent and each Committed Lender, except that no such consent will be required to (A) enter into an amendment solely to reduce the Notional Amount under a Credit Default Swap or (B) extend or terminate a Credit Default Swap; provided that prior to (and, in any event, at least five Business Days before) reducing the Notional Amount of or terminating such Credit Default Swap, either (1) the Collection Agent provides the Administrative Agent, each Funding Agent and each Committed Lender with a certificate (signed by a Responsible Officer of the Collection Agent) which attaches a Weekly Report or Daily Report giving pro forma effect to any reduction in the Net Receivables Balance resulting from the reduction or termination of such Credit Default Swap and which certifies that, after giving pro forma effect to the reduction or termination of such Credit Default Swap, the Percentage Factor does not exceed the Maximum Percentage Factor, as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement or (2) the Transferor has posted cash collateral with respect to its obligations under Section 2.09 of the Transfer Agreement in a manner satisfactory to each Committed Lender and in an amount not less than the Notional Amount of such Credit Default Swap that is being terminated or the amount of the reduction of the Notional Amount thereof, as the case may, be or if less than such amount, in an amount that is satisfactory to each Committed Lender in accordance with the terms of the Transfer Agreement.

            SECTION 5.02 Inspections; Annual Agreed Upon Procedures Audit. Until the Final Payout Date:

            (a) Each of the Borrower and the Collection Agent will, at their respective expense, from time to time during regular business hours as requested by the Administrative Agent and/or any Funding Agent upon reasonable prior notice, permit the Administrative Agent, any Funding Agent, or their respective agents or representatives (including independent public accountants, which may be the Borrower's or the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security, the other Collateral and the related books and records and collections systems of the Borrower or the Collection Agent, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower or the Collection Agent, as the case may be, relating to Receivables, the Related Security and the other Collateral, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Borrower or the

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Collection Agent, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables, the Related Security and the other Collateral or the Borrower's or the Collection Agent's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Borrower or the Collection Agent, as the case may be, having knowledge of such matters; provided that, so long as no Termination Event or Involuntary Bankruptcy Event has occurred and is continuing and the most recent Accountants' Letter delivered pursuant to Section 5.02(b) does not identify any material discrepancies, the Borrower and the Collection Agent shall be required to pay the expenses of no more than two audits conducted by the Administrative Agent and the Funding Agents during any single calendar year (such audits to be made on the dates specified by the Administrative Agent in consultation with the Funding Agents).

            (b) On or before March 31 of each year, beginning with March 31, 2005, the Collection Agent shall cause Ernst & Young LLP or another firm of nationally recognized independent public accountants acceptable to the Administrative Agent (who may also render other services to the Collection Agent or its Affiliates) to furnish a report (addressed to the Administrative Agent and each Funding Agent) to the Administrative Agent and each Funding Agent (each such report, an "Accountants' Letter") in a form acceptable to the Administrative Agent, to the effect that they have performed certain procedures as reasonably requested by the Administrative Agent and the Funding Agents (which, unless otherwise agreed by the Administrative Agent and each Funding Agent, shall include the procedures identified on Exhibit E) and examined certain documents and records relating to the Receivables and the servicing thereof and have compared the information contained in certain of the Monthly Reports delivered pursuant to this Agreement for the preceding twelve (12) calendar month period with such documents and records and that, on the basis of such procedures, have noted no instances where the amounts set forth in such Monthly Reports are not in agreement with the Collection Agent's documents and records, except for such exceptions as shall be set forth in such report. The cost of any such Accountants' Letter shall be paid by the Collection Agent out of its own funds.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                                 OF RECEIVABLES

            SECTION 6.01 Designation of Collection Agent. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated under the Servicing Agreement from time to time.

            SECTION 6.02 Certain Rights of the Administrative Agent.

            (a) At any time following the occurrence of a Termination Event or an Involuntary Bankruptcy Event, and at any other time that the Parent Guarantor does not have a published Debt Rating of at least B by S&P and at least B2 by Moody's, the Administrative Agent may (and if so directed by the Required Committed Lenders, shall) have each Collection Account and the Concentration Account transferred into the name of the Administrative Agent for the benefit of the Secured Parties and/or (if a Termination Event or Involuntary Bankruptcy

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Event has occurred) assume exclusive control of the Collection Accounts and the
Concentration Account, and may take such actions to effect such transfer or assumption as it may determine to be necessary or appropriate (including, without limitation, delivering the notices attached to the Control Agreements).

            (b) At any time following the occurrence of a Termination Event or an Involuntary Bankruptcy Event:

                  (i) At the Administrative Agent's request (acting either on its own initiative or at the request of the Required Committed Lenders) and at the Borrower's expense, the Collection Agent shall (and if the Collection Agent shall fail to do so within three Business Days, the Administrative Agent may) notify each Obligor of Receivables of the Administrative Agent's security interest therein under this Agreement and direct that payments be made directly to the Administrative Agent or its designee; provided that no such notice may be delivered if the only Termination Event(s) that shall have occurred are those set forth in 7.01(h), (k), (l) or (m).

                  (ii) At the Administrative Agent's request (acting either on its own initiative or at the request of the Required Committed Lenders) and at the Borrower's expense, the Borrower and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Collateral, or that are otherwise necessary or desirable to collect the Collateral, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Collateral in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

            (c) The Borrower authorizes the Administrative Agent, and hereby irrevocably appoints the Administrative Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of the Borrower, following the occurrence and during the continuation of a Termination Event or Involuntary Bankruptcy Event, to take any and all steps in the Borrower's name and on behalf of the Borrower that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Collateral, including, without limitation, (i) endorsing the Borrower's, the Collection Agent's, the Transferor's or any Originator's name on checks and other instruments representing Collections of Collateral, (ii) enforcing the Receivables and the Related Security and the Collateral Agreements including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with therewith and to file any claims or take any action or institute any proceedings that the Administrative Agent (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Borrower in respect of, the Receivables and the Related Security and the Collateral Agreements; provided that no enforcement action of the type

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described in this clause (ii) may be taken by the Administrative Agent if no
Involuntary Bankruptcy Event then exists and the only Termination Event(s) that shall have occurred are those set forth in 7.01(h), (k), (l) or (m).

            SECTION 6.03 Performance of Obligations.

            (a) If the Collection Agent or the Borrower fails to perform any of its obligations under this Agreement or any other Transaction Document, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent's costs and expenses reasonably incurred in connection therewith shall be payable by the Collection Agent or the Borrower, as applicable.

            (b) The Borrower and the Collection Agent shall perform their respective obligations under the Contracts and the Collateral Agreements to the same extent as if a security interest therein had not been granted to the Administrative Agent and the exercise by the Administrative Agent on behalf of the Secured Parties of their rights under this Agreement shall not release the Collection Agent or the Borrower from any of their duties or obligations with respect to any Contracts or Collateral Agreements. None of the Administrative Agent, the Lenders or the Funding Agents shall have any obligation or liability with respect to any Collateral Agreements or Contracts, nor shall any of them be obligated to perform the obligations of any Transaction Party thereunder.

            (c) The Administrative Agent's rights and powers under this Article VI and under the Servicing Agreement shall not subject the Administrative Agent to any liability if any action taken by it proves to be inadequate or invalid (in the absence of gross negligence or willful misconduct on the part of the Administrative Agent) nor shall such powers confer any obligation whatsoever upon the Administrative Agent.

                                  ARTICLE VII

                               TERMINATION EVENTS

            SECTION 7.01 Termination Events. If any of the following events (each an "Termination Event") shall occur and be continuing:

            (a) any Transaction Party shall fail to make any payment or deposit required to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure remains unremedied for one Business Day; or

            (b) any representation, warranty, certification or statement made by any Transaction Party in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto (excluding any representation or warranty made pursuant to Section 4.01(s) of this Agreement or Section 3.1(i) of the Servicing Agreement) shall prove to have been incorrect in any material respect when made or deemed made, other than any breach of a representation relating to a Receivable that has been repurchased pursuant to Section 2.03 of the Originator Purchase Agreement; or

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

            (c) any Transaction Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a) (as to maintenance of existence only), 5.01(d) or 5.01(n) of this Agreement or (ii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and, solely in the case of this clause (ii), such failure shall remain unremedied for ten days after a Responsible Officer of such Transaction Party has actual knowledge or receives written notice thereof; or

            (d) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (d) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

            (e) any Event of Bankruptcy shall occur with respect to any Transaction Party; or

            (f) the Administrative Agent, on behalf of the Conduit Lenders and the Committed Lenders, shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Collateral; or

            (g) a Collection Agent Default shall occur; or

            (h) any Change of Control shall occur; or

            (i) there shall have occurred since December 31, 2003 any event or condition which has had or could reasonably be expected to have a material adverse effect on (A) the validity, enforceability or collectibility of the Receivables taken as a whole or (B) the ability of any Transaction Party to perform its obligations under the Transaction Documents; or

            (j) the Percentage Factor exceeds the Maximum Percentage Factor, as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement, and such circumstance remains unremedied for three consecutive Business Days; or

            (k) the average Dilution Ratio for any three consecutive Calculation Periods exceeds (i) in the case of any such period that includes sales from the month of July (for the avoidance of doubt such periods include the August, September and October Calculation Periods) or December (for the avoidance of doubt such periods include January, February and March Calculation Periods), 5.0% or (ii) in the case of any other period, 4.80%; provided that the existence of such circumstance shall not constitute a "Termination Event" hereunder if (x) the last such Calculation Period ends on or before the date on which the initial public offering of the shares of common stock of TRW Automotive Holdings Corp. is consummated and (y) no Loans shall have been outstanding as of the last day of such Calculation Period or at any time thereafter until the first Monthly Reporting Date on which the Funding Agents receive a Monthly Report demonstrating that such circumstance no longer exists; or

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            (l) the average Default Ratio for any three consecutive Calculation
Periods exceeds 1.30%; or

            (m) the average Delinquency Ratio for any three consecutive Calculation Periods exceeds 4.30%; or

            (n) any Transaction Party receives notice or becomes aware that a notice of lien has been filed against any Transaction Party under Section 412(n) of the IRC or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the IRC or
Section 302(f) of ERISA applies; or

            (o) a "Termination Event" shall occur under (and as defined in) the Originator Purchase Agreement or a "Termination Event" shall occur under (and as defined in) the Transfer Agreement or the "Termination Date" or any "Non-Payment Event" shall occur under (and as defined in) the Originator Purchase Agreement; or

            (p) the failure by any Transaction Party to pay one or more final judgments aggregating in excess of $40,000,000 (or, in the case of the Borrower or the Transferor, $25,000), which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Transaction Party to enforce any such judgment; or

            (q) any Financial Covenant Default shall occur; or

            (r) any of this Agreement, the Originator Purchase Agreement, the Transfer Agreement, the Servicing Agreement or the Performance Guaranty shall cease, for any reason, to be in full force and effect, or any Transaction Party shall so assert in writing or any Transaction Party shall otherwise seek to terminate or disaffirm its obligations under any such Transaction Document;

then, and in any such event, the Administrative Agent may, in its discretion, and shall, at the direction of the Required Committed Lenders, declare the Termination Date to have occurred upon notice to the Borrower (in which case the Termination Date shall be deemed to have occurred); provided that automatically upon the occurrence of any event (without any requirement for the giving of notice) described in paragraph (e) of this Section 7.01, the Termination Date shall occur. Upon any such declaration or upon such automatic termination, the Lenders, the Funding Agents and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

            SECTION 7.02 Acceleration of Maturity. If a Termination Event shall have occurred and be continuing, then and in every such case the Administrative Agent may, and if so directed by the Required Committed Lenders shall, declare all of the Loans to be immediately due and payable by a notice in writing to the Borrower, and upon any such declaration the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided

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

that in the case of any event described in Section 7.01(e), the Loans shall become immediately and automatically due and payable, without notice of any kind being given to the Borrower.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

            SECTION 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any Transaction Party, the Conduit Lenders, the Committed Lenders or the Funding Agents. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

            SECTION 8.02 Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent's servicing, administering or collecting Receivables as Collection Agent), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Borrower or the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Funding Agent, Conduit Lender or Committed Lender (whether written or oral) and shall not be responsible to any Funding Agent, Conduit Lender or Committed Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Transaction Party or to inspect the property (including the books and records) of any Transaction Party; (d) shall not be responsible to any Funding Agent, Conduit Lender or Committed Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03 JPMorgan Chase and Affiliates. The obligation of JPMorgan Chase to fund Loans under this Agreement may be satisfied by JPMorgan Chase or

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

any of its Affiliates. With respect to any Loan or interest therein owned by it, JPMorgan Chase shall have the same rights and powers under this Agreement as any Committed Lender and may exercise the same as though it were not the Administrative Agent. JPMorgan Chase and any of its Affiliates may generally engage in any kind of business with the Transaction Parties or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transaction Parties or any Obligor or any of their respective Affiliates, all as if JPMorgan Chase were not the Administrative Agent and without any duty to account therefor to the Funding Agents, the Conduit Lenders or the Committed Lenders.

            SECTION 8.04 Indemnification of Administrative Agent. Each Committed Lender severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Transaction Parties), ratably based on the Commitment of such Committed Lender (or, if the Commitments have terminated, ratably according to the respective Commitment of such Committed Lender immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document, provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            SECTION 8.05 Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.06 Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Funding Agents or the Required Committed Lenders, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Required Committed Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Conduit Lenders, Committed Lenders and the Funding Agents. The Lenders, the Funding Agents, and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all the Funding Agents or
(ii) specifically provides that it be taken by the Administrative Agent alone or without any advice or concurrence of any Funding Agent, then the Administrative Agent may (and shall, to the extent required hereunder) take action based upon the advice or concurrence of the Required Committed Lenders.

            SECTION 8.07 Notice of Termination Events; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the

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occurrence of any Incipient Termination Event or of any Termination Event unless the Administrative Agent has received notice from any Funding Agent, Lender, the Collection Agent or the Borrower stating that an Incipient Termination Event or Termination Event has occurred hereunder and describing such Incipient Termination Event or Termination Event. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Funding Agent whereupon each Funding Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Committed Lenders. The Administrative Agent shall take such action concerning an Incipient Termination Event or a Termination Event or any other matter hereunder as may be directed by the Required Committed Lenders, (subject to the other provisions of this Article
VIII), but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Lenders.

            SECTION 8.08 Non-Reliance on Administrative Agent and Other Parties. Each Funding Agent and Lender expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Lender represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent, any Funding Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Transaction Party and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Funding Agent or Lender, the Administrative Agent shall not have any duty or responsibility to provide any Funding Agent or Lender with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

            SECTION 8.09 Successor Administrative Agent. The Administrative Agent may, upon at least thirty days' notice to the Borrower, the Collection Agent and each Funding Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Required Committed Lenders and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Required Committed Lenders, within 30 days after the departing Administrative Agent's giving of notice of resignation, the departing Administrative Agent may, on behalf of the Required Committed Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody's and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or a Subsidiary of such an institution and (so long as no Termination Event has occurred and is continuing hereunder) shall be acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Committed Lenders within 60 days after the departing Administrative Agent's giving of notice of resignation, the departing Administrative Agent may, on behalf of the Required Committed

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Lenders, petition a court of competent jurisdiction to appoint a successor
Administrative Agent, which successor Administrative Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody's, and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or a Subsidiary of such an institution. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from any further duties and obligations under the Transaction Documents. After any retiring Administrative Agent's resignation hereunder, the provisions of Section 2.6 of the Servicing Agreement and Article X and this Article VIII of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

            SECTION 8.10 Consent to Agreed-Upon Procedures. Each Lender and Funding Agent, by becoming a party to this Agreement, authorizes the Administrative Agent (a) to execute on its behalf a letter agreement with respect to the limited engagement of, and consenting to the agreed-upon procedures to be performed by, the certified public accountants of the Parent Guarantor and its Subsidiaries on behalf of the Administrative Agent, the Lenders and the Funding Agents in connection with the transactions contemplated by the Transaction Documents so long as such procedures are consistent with
Section 5.02; and (b) to approve additional agreed-upon procedures.

                                   ARTICLE IX

                               THE FUNDING AGENTS

            SECTION 9.01 Authorization and Action. Each Conduit Lender and each Committed Lender which belongs to the same Lender Group hereby appoints and authorizes the Funding Agent for such Lender Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Funding Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Funding Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Funding Agent. No Funding Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with any Transaction Party, Conduit Lender or Committed Lender except as otherwise expressly agreed by such Funding Agent. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Funding Agent ever be required to take any action which exposes such Funding Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

            SECTION 9.02 Funding Agent's Reliance, Etc. No Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Funding Agent under or in connection with this Agreement or the other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Funding Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable

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for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Conduit Lender or Committed Lender (whether written or oral) and shall not be responsible to any Conduit Lender or Committed Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Transaction Party or any other Person or to inspect the property (including the books and records) of any Transaction Party; (d) shall not be responsible to any Conduit Lender or any Committed Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 9.03 Funding Agent and Affiliates. With respect to any Loan or interests therein owned by it, each Funding Agent shall have the same rights and powers under this Agreement as any Committed Lender and may exercise the same as though it were not a Funding Agent. A Funding Agent and any of its Affiliates may generally engage in any kind of business with any Transaction Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Transaction Party or any Obligor or any of their respective Affiliates, all as if such Funding Agent were not a Funding Agent and without any duty to account therefor to any Conduit Lenders or Committed Lenders.

            SECTION 9.04 Indemnification of Funding Agents. Each Committed Lender in any Lender Group severally agrees to indemnify the Funding Agent for such Lender Group (to the extent not reimbursed by the Transaction Parties), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Funding Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Funding Agent under this Agreement or any other Transaction Document, provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Funding Agent's gross negligence or willful misconduct.

            SECTION 9.05 Delegation of Duties. Each Funding Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Funding Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 9.06 Action or Inaction by Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Conduit Lenders and Committed Lenders in its Lender Group and assurance of its indemnification by the Committed

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

Lenders in its Lender Group, as it deems appropriate. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Committed Lenders in its Lender Group representing a majority of the Commitments in such Lender Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Conduit Lenders and Committed Lenders in its Lender Group.

            SECTION 9.07 Notice of Events of Termination. No Funding Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Termination Event or of any Termination Event unless such Funding Agent has received notice from the Administrative Agent, any other Funding Agent, any Conduit Lender or Committed Lender, the Collection Agent or the Borrower stating that an Incipient Termination Event or Termination Event has occurred hereunder and describing such Incipient Termination Event or Termination Event. If a Funding Agent receives such a notice, it shall promptly give notice thereof to the Conduit Lenders and Committed Lenders in its Lender Group and to the Administrative Agent (but only if such notice received by such Funding Agent was not sent by the Administrative Agent). The Funding Agent may take such action concerning an Incipient Termination Event or a Termination Event as may be directed by Committed Lenders in its Lender Group representing a majority of the Commitments in such Lender Group (subject to the other provisions of this Article IX), but until such Funding Agent receives such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Funding Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Lender Group.

            SECTION 9.08 Non-Reliance on Funding Agent and Other Parties. Except to the extent otherwise agreed to in writing between a Conduit Lender and its Funding Agent, each Conduit Lender and Committed Lender in the same Lender Group expressly acknowledges that neither the Funding Agent for its Lender Group nor any of such Funding Agent's directors, officers, agents or employees has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by such Funding Agent. Each Conduit Lender and Committed Lender in the same Lender Group represents and warrants to the Funding Agent for such Lender Group that, independently and without reliance upon such Funding Agent, any other Funding Agent, the Administrative Agent or any other Conduit Lender or Committed Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transaction Parties and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Funding Agent to any Conduit Lender or Committed Lender in its Lender Group, no Funding Agent shall have any duty or responsibility to provide any Conduit Lender or Committed Lender in its Lender Group with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of such Funding Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

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            SECTION 9.09 Successor Funding Agent. Any Funding Agent may, upon at least thirty (30) days' notice to the Administrative Agent, the Borrower, the Collection Agent and the Conduit Lenders and Committed Lenders in its Lender Group, resign as Funding Agent for its Lender Group. Such resignation shall not become effective until a successor Funding Agent is appointed in the manner prescribed by the relevant Asset Purchase Agreement or, in the absence of any provisions in such Asset Purchase Agreement providing for the appointment of a successor Funding Agent, until a successor Funding Agent is appointed by the Conduit Lender(s) in such Lender Group (with the consent of Committed Lenders representing a majority of the Commitments in such Lender Group) and has accepted such appointment. If no successor Funding Agent shall have been so appointed within 30 days after the departing Funding Agent's giving of notice of resignation, then the departing Funding Agent may, on behalf of the Lenders in its Lender Group, appoint a successor Funding Agent for such Lender Group, which successor Funding Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody's and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution. Upon such acceptance of its appointment as Funding Agent for such Lender Group hereunder by a successor Funding Agent, such successor Funding
Agent shall succeed to and become vested with all the rights and duties of the retiring Funding Agent, and the retiring Funding Agent shall be discharged from any further duties and obligations under the Transaction Documents. After any retiring Funding Agent's resignation hereunder, the provisions of Section 2.6 of the Servicing Agreement and Article X and this Article IX of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Funding Agent.

            SECTION 9.10 Reliance on Funding Agent. Unless otherwise advised in writing by a Funding Agent or by any Conduit Lender or Committed Lender in such Funding Agent's Lender Group, each party to this Agreement may assume that (i) such Funding Agent is acting for the benefit and on behalf of each of the Conduit Lenders and Committed Lenders in its Lender Group, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Funding Agent has been duly authorized and approved by all necessary action on the part of the Conduit Lenders and Committed Lenders in its Lender Group.

                                    ARTICLE X

                                 INDEMNIFICATION

            SECTION 10.01 Indemnities by the Borrower. Without limiting any other rights that the Administrative Agent, the Funding Agents, the Conduit Lenders, the Committed Lenders, the Program Support Providers, any Program Manager or any of their respective officers, directors, agents, employees, controlling Persons or other Affiliates (each, an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including, without limitation, interest, penalties, amounts paid in settlement and reasonable attorneys' fees (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of Loans or in respect of any Collateral, excluding, however, (a) Indemnified Amounts to the extent that such Indemnified

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Amounts resulted from gross negligence or willful misconduct on the part of such
Indemnified Party and (b) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Loans. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following (excluding Indemnified Amounts and taxes described in clauses (a) and (b) above):

                  (i) any Receivable which the Borrower or the Collection Agent includes as part of the Net Receivables Balance on any date but which is not an Eligible Receivable as of such date;

                  (ii) any other representation, warranty, certification, report or other statement made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made;

                  (iii) the failure by any Transaction Party to comply with any applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable Law;

                  (iv) the failure to vest in the Administrative Agent a first priority perfected security interest in all of the Collateral, free and clear of any Adverse Claim;

                  (v) the failure to have filed, or any delay in filing,
            financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether at the time of any purchase or reinvestment or at any subsequent time;

                  (vi) any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Borrower or any of its Affiliates acting as Collection Agent) or relating to any Contract related thereto;

                  (vii) any failure of any Transaction Party to perform its
            duties or obligations in accordance with the provisions hereof and each other Transaction Document or to perform its duties or obligations under the Contracts or to timely and fully comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract;

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

                  (viii) any products liability, environmental or other claim arising out of or in connection with merchandise, goods or services which are the subject of any Contract or the sale of which gave rise to any Receivable;

                  (ix) the commingling of Collections of Receivables at any time with other funds;

                  (x) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of Loans or any Collateral;

                  (xi) any setoff with respect to any Receivable;

                  (xii) any claim brought by any Person other than an
            Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Collateral;

                  (xiii) the failure by any Transaction Party to pay when due any taxes, including, without limitation, sales, excise or personal property taxes; or

                  (xiv) the Percentage Factor exceeding the Maximum Percentage
            Factor as of the close of business on the Business Day immediately preceding any Release Date or Borrowing Date.

            Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Borrower's indemnification obligations in clauses (ii) and
(vii) of this Article X, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01 Amendments, Etc. No failure on the part of the Funding Agents, the Conduit Lenders, the Committed Lenders or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any Transaction Party therefrom shall be effective unless in a writing signed by the Administrative Agent and the Required Committed Lenders (and, in the case of any amendment, also signed by the Borrower and the Collection Agent), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by each Lender (or, in the case of clause (c) below, each Lender having its fees reduced or delayed or its Commitment or Conduit Lending Limit increased) in addition to the Administrative Agent:

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                  (a) reduce the Principal Balance amount or Interest that is payable on account of any Loan or Tranche or delay any scheduled date for payment thereof;

                  (b) increase the Facility Limit;

                  (c) reduce fees payable by the Borrower to the Funding Agents, the Conduit Lenders or the Committed Lenders or delay the dates on which such fees are payable;

                  (d) extend the Scheduled Commitment Termination Date or the
            Maturity Date;

                  (e) release any portion of the Collateral if a Termination
            Event or Incipient Termination Event has occurred or would result therefrom; or

                  (f) change any of the provisions of this Section or the
            definition of "Required Committed Lenders";

                  (g) amend any Termination Event set forth in Section 7.01(e)
            or (j); or

                  (h) amend the definition of "CP Rate", "Total Reserves",
            "Percentage Factor", "Loss and Dilution Reserve", "Carrying Cost Reserve", "Servicing Fee Reserve", "Default Ratio", "Eligible Counterparty", "Defaulted Receivable", "Delinquent Receivable" or "Net Receivables Balance" or increase the Maximum Percentage Factor or any Concentration Limit; or

                  (i) release any Performance Guarantor from its obligations under the Performance Guaranty;

and provided, further, that (x) no amendment, waiver or consent shall increase the Commitment of any Committed Lender or the Conduit Lending Limit of any Conduit Lender unless in writing and signed by such Committed Lender or such Conduit Lender, as the case may be, and the relevant Funding Agent and (y) no amendment, waiver or consent shall alter the duties of any Funding Agent in any material respect without the consent of such Funding Agent.

            SECTION 11.02 Notices, Etc. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number specified below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.02 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.02. However, anything in this Section 11.02 to the contrary notwithstanding, the Borrower hereby authorizes the Administrative Agent and each Funding Agent to effect Borrowings and Tranche Period and Interest Rate selections based on telephonic

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notices made by any Person which the Administrative Agent or such Funding Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent and each Funding Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent or such Funding Agent, the records of the Administrative Agent or such Funding Agent shall govern absent manifest error.

            If to a Committed Lender, to its address set forth on Schedule I.

            If to a Conduit Lender, to its address set forth on Schedule I.

            If to a Funding Agent, to its address set forth on Schedule I.

            If to the Borrower:

            8333 Rockside Road
            Valley View, Ohio 44125
            Attention: Zoltan Takacs
            Telephone: (216) 750-2430
            Telecopy: (216) 901-6510

            If to the Collection Agent:

            12001 Tech Center Drive
            Livonia, Michigan 48150
            Attention: Executive Vice President and General Counsel
            Telephone: (734) 266-2603
            Telecopy: (734) 855-3250

            If to the Administrative Agent:

            JPMorgan Chase Bank
            131 S. Dearborn, 7th floor
            Chicago, IL 60603
            Attention: ABF Operations
            Telephone: (312) 385-7045
            Telecopy: (312) 732-1844
            Email: abf_operations@bankone.com

            SECTION 11.03 Assignability.

            (a) This Agreement and each Lenders' rights and obligations hereunder shall be assignable by such Lender and its successors and permitted assigns to any Eligible Assignee. Each assignor of a Loan or any interest therein shall notify the Administrative Agent and the Borrower of any such assignment. Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Transaction Parties, including the Collateral, furnished to such

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assignor by or on behalf of any Transaction Party or by the Administrative
Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Transaction Parties received by it from any of the foregoing entities in a manner consistent with Section 11.06(b).

            (b) Assignments by Conduit Lenders. Each Conduit Lender may assign, grant security interests in or otherwise transfer all or any portion of the Loans to any Eligible Assignee or Program Support Provider with respect to such Conduit Lender without prior notice to or consent from any other party or any other condition or restriction of any kind. Without limiting the generality of the foregoing, each Conduit Lender may, from time to time with prior or concurrent notice to the Borrower and each Funding Agent, assign all or any portion of its interest in the Loans and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon such assignment by a Conduit Lender to a Conduit Assignee, (i) unless a new Lender Group is being established pursuant to Section 11.03(i) below, the Funding Agent for such Conduit Lender will act as the Funding Agent for such Conduit Assignee hereunder, (ii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties (including all of its Program Support Providers) shall have the benefit of all the rights and protections provided to such Conduit Lender and its related Committed Lenders herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee), (iii) such Conduit Assignee shall assume all of such Conduit Lender's obligations hereunder or under any other Transaction Document (whenever created, whether before or after such assignment) with respect to the assigned portion of the Loans held by such Conduit Lender and such Conduit Lender shall be released from all such obligations, (iv) all distributions to such Conduit Lender hereunder with respect to the assigned portion of the Loans shall be made to such Conduit Assignee, (v) the definition of the term "CP Rate" shall be determined on the basis of the interest rate or discount applicable to Commercial Paper issued by such Conduit Assignee (rather than such assigning Conduit Lender), (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the Administrative Agent or Funding Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents (including amendments to this Agreement) and take such other actions as the Administrative Agent or such Funding Agent may reasonably request to evidence and give effect to the foregoing.

            (c) Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Loans or interests therein owned by it); provided, however that

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  (ii) the amount being assigned pursuant to each such
            assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Committed Lender's Commitment, and

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                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

            Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Committed Lender thereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Committed Lender's rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto). In addition, any Committed Lender or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Principal Balance and Interest) under this Agreement to any Federal Reserve Bank without notice to or consent of any Transaction Party, any other Committed Lender or Conduit Lender, any Funding Agent or the Administrative Agent.

            (d) Register. At all times during which any Loan is outstanding, the Administrative Agent shall maintain at its address referred to in Section 11.02 of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a register as provided herein (the "Register"). All Loans and any interest therein, and any Assignments and Acceptances of any Loans and any interest therein delivered to and accepted by the Administrative Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owner of each Loan and any interest therein. Notwithstanding any other provision of this Agreement, no transfer of any Loan or any interest therein shall be effective unless and until such transfer has been recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Collection Agent, the Administrative Agent, the Funding Agents, the Conduit Lenders and the Committed Lenders may treat each Person whose name is recorded in the Register as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. This Section 11.03(d) shall be construed so that each Loan and any interest therein is maintained at all times in "registered form" within the meaning of Sections 163(f), 871(h) and 881(c) of the IRC, solely for the purposes of this Section 11.03, the Administrative Agent will act as an agent of the Borrower. The Register shall be available for inspection by the Borrower, any Funding Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Procedure. Upon its receipt of an Assignment and Acceptance executed by an assigning Committed Lender and an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (f) Participations. Each Lender may sell participations to one or more banks or other entities (each a "Participant") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its interests in the Loans owned by it and, in the case of a Committed Lender, its Commitment); provided, however, that

                  (i) such Lender's obligations under this Agreement shall
            remain unchanged,

                  (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations,

                  (iii) the Administrative Agent, the Funding Agents, the other
            Lenders, the Borrower and the Collection Agent shall have the right to continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided that such agreement or instrument may provide that such Committed Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of a type that would require the consent of each Lender affected thereby pursuant to Section 11.01. Borrower acknowledges and agrees that a Committed Lender's source of funds may derive in part from its Participants. Accordingly, references in Sections 2.11, 2.12, 2.13, 2.14, 2.15, 10.01 and 11.04 and the other terms and provisions of this Agreement and the other Transaction Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts, Indemnified Amounts and the like as they pertain to such Lender shall be deemed also to include those of its Participants.

            (g) Neither the Borrower nor the Collection Agent may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Required Committed Lenders.

            (h) The Collection Agent and the Borrower agree to assist each Committed Lender, upon its reasonable request, in syndicating their respective Commitments hereunder, including making management and representatives of the Collection Agent and the Borrower reasonably available to participate in informational meetings with potential assignees.

            (i) In connection with any assignment by a Conduit Lender of all or any portion of its Conduit Lending Limit to a Conduit Assignee, such Conduit Assignee may elect to establish a new Lender Group hereunder by the execution and delivery of a Joinder Agreement by such Conduit Assignee, the Committed Lenders which are to be in its Lender Group and the Person which is to be the Funding Agent for such Lender Group, in each case without the consent of any other party. Upon the effective date of such Joinder Agreement, (a) the Person specified therein as a "Funding Agent" shall become a party hereto and a party to the Lender Fee Letter as a Funding Agent, entitled to the rights and subject to the obligations of a Funding Agent hereunder, (b) Schedule I shall be deemed to have been amended as appropriate to incorporate the information set forth in such Joinder Agreement, (c) the Borrower shall deliver to the new Funding Agent a Note payable to such Funding Agent with a stated principal amount equal to the Lender Group Limit for such Lender Group, (d) in the case of a partial assignment, the Borrower shall deliver to the Funding Agent for the assigning Conduit Lender a new Note reflecting the reduction in the Lender Group Limit for its Lender Group and (e) the Funding Agent for the assigning Conduit Lender shall return its old Note to the Borrower for cancellation (subject, in the case of a partial assignment, to its receipt of the new Note pursuant to clause (d)).

            SECTION 11.04 Costs and Expenses. In addition to the rights of indemnification granted under Section 10.01 hereof, and subject to any limitations set forth in the Lender Fee Letter or any other written agreement between Borrower and the applicable Secured Party, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by any Indemnified Party in connection with the preparation, execution, delivery and administration of this Agreement, any Asset Purchase Agreement and the other Transaction Documents, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Conduit Lenders, the Funding Agents, the Committed Lenders and their respective Affiliates with respect thereto and with respect to advising the Administrative Agent, the Funding Agents, the Conduit Lenders, the Committed Lenders and their respective Affiliates as to their rights and remedies under this Agreement, (ii) all rating agency fees, (iii) all reasonable fees and expenses associated with any audits and other due diligence conducted by the Administrative Agent prior to the Closing Date, (iv) any amendments, waivers or consents under the Transaction Documents and (v) to the extent not included in the CP Rate for any Conduit Lender, all reasonable costs incurred by such Conduit Lender to open and maintain accounts in Local Currencies in connection with the Loans made by it hereunder. In addition, the Borrower agrees to pay on demand all costs and expenses (including reasonable counsel fees and expenses), of the Administrative Agent, the Funding Agents, the Conduit Lenders, the Committed Lenders and their respective Affiliates, incurred in connection with the enforcement of, or any dispute, work-out, litigation or preparation for litigation involving, this Agreement or any other Transaction Document.

            SECTION 11.05 No Proceedings. Each of the Borrower, the Administrative Agent, the Collection Agent, each Funding Agent, each Conduit Lender, each Committed Lender, each assignee of a Loan or any interest therein and each Person which enters into a commitment to purchase Loans or interests therein hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in the definition of "Event of Bankruptcy" so long as any Commercial Paper or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding.

            SECTION 11.06 Confidentiality.

            (a) Subject to Section 11.06(c) below, the Fee Letters (including any prior drafts thereof) and any other pricing information relating to the facility contemplated by the Transaction Documents (including, without limitation, such information set forth in any engagement letter, term sheet or proposal prior to the date hereof) (collectively, "Product Information") is confidential. Each of the Borrower and the Collection Agent agrees:

                  (i) to keep all Product Information confidential and to
            disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively "Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the facility contemplated hereby (the "Facility");

                  (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and

                  (iii) to cause its Representatives to comply with these
            provisions and to be responsible for any failure of any Representative to so comply.

            The provisions of this Section shall not apply to Product Information that is or hereafter becomes (through a source other than the Borrower, the Collection Agent or any of their respective Affiliates or Representatives) a matter of general public knowledge. The provisions of this Section shall not prohibit the Borrower or the Collection Agent from filing with any governmental or regulatory agency any information or other documents with respect to the Facility as may be required by applicable Law.

            (b) Subject to Section 11.06(c) below, each Lender, each Funding Agent, and the Administrative Agent agrees to maintain the confidentiality of all non-public information with respect to the Borrower, the Collection Agent or the Receivables furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party's officers, employees, agents, accountants, legal counsel and other representatives (collectively "Lender Representatives") who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the facility contemplated hereby, (ii) to such party's assignees and participants and potential assignees and participants to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 11.06(b), (iii) to the Rating Agencies and the Program Support Providers for each Conduit Lender, (iv) to the extent required by applicable Law or by any Official Body and (v) in connection with the enforcement of any Transaction Document.

            The provisions of Section 11.06(b) shall not apply to information that is or hereafter becomes (through a source other than the applicable Lender, Funding Agent or the Administrative Agent or any Lender Representative associated with such party) a matter of general public knowledge. The provisions of this Section shall not prohibit any Lender, Funding Agent or the Administrative Agent from filing with or making available to any governmental or regulatory agency any information or other documents with respect to the Facility as may be required by applicable Law or requested by such governmental or regulatory agency.

            (c) Each of the parties hereto hereby agrees that, from the commencement of discussions with respect to the transaction contemplated by this Agreement and the other Transaction Documents (the "Transaction"), each of the parties hereto (and each of their respective, and their respective affiliates, employees, officers, directors, advisors, representatives and agents) are permitted to disclose to any and all persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Transaction, and all materials of any kind (including opinions or other tax analysis) that are provided to any party hereto related to such structure and tax aspects. In this regard, each party hereto acknowledges and agrees that the disclosure of the structure or tax aspects of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Transaction is limited in any other manner (such as where the Transaction is claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Transaction by any party hereto is limited by any existing agreement between the parties hereto, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Transaction.

            SECTION 11.07 Further Assurances. Each of the Borrower and the Collection Agent shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, from time to time, within a reasonable time period of such request, (A) such amendments or supplements to this Agreement and the other Transaction Documents as are requested by the Administrative Agent (acting at the direction of the each Funding Agent and the Committed Lenders necessary to approve such action pursuant to Section 11.01), and (B) such further instruments and take such further action, in each case, as may be reasonably necessary (as determined by the Funding Agents in consultation with the Collection Agent), to obtain the confirmation of the current ratings assigned to the Commercial Paper of any Conduit Lender (on an unwrapped basis), to the extent such ratings are attributable to the transactions contemplated hereby and the other Transaction Documents. In furtherance of the foregoing and thereafter from time to time as may be necessary, each of the Borrower and the Collection Agent shall (A) cooperate with each Rating Agency in connection with any review of the Transaction Documents which may be undertaken by such Rating Agency and (B) provide each Rating Agency with such information or access to such information as they may reasonably request in connection with any future review of the ratings referred to above.

            SECTION 11.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 11.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 11.10 Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 2.11, 2.12, 2.13, 2.14, 2.15, 10.01, 11.04, 11.05,
11.06 and 11.15 shall survive any termination of this Agreement.

            SECTION 11.11 Consent to Jurisdiction.

            (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the Borrower and the Collection Agent consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02. Nothing in this Section 11.11 shall affect the right of any Conduit Lender, any Committed Lender, any Funding Agent or the Administrative Agent to serve legal process in any other manner permitted by law.

            SECTION 11.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

            SECTION 11.13 Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of a Termination Event, or during the continuation of an Incipient Termination Event, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Borrower Obligations owing by the Borrower to such Person.

            SECTION 11.14 Ratable Payments. If any Committed Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Committed Lender entitled to receive a ratable share of such Borrower Obligations, such Committed Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Committed Lenders so that after such purchase each Committed Lender will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Committed Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            SECTION 11.15 Limitation of Liability.

            (a) No claim may be made by any Transaction Party or any other Person against any Lender, any Funding Agent, the Administrative Agent or their respective Affiliates, directors, officers, employees, attorneys or agents (each a "Lender Party") for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith, except with respect to any claim arising out of the willful misconduct or gross negligence of such Lender Party; and each of the Borrower and the Collection Agent hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (b) Notwithstanding anything to the contrary contained herein, the obligations of the respective Conduit Lenders under this Agreement are solely the corporate obligations of each such Conduit Lender and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

            (c) No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender, the Funding Agent with respect to such Conduit Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Conduit Lender, any Funding Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

            SECTION 11.16 Limitation on the Addition and Termination of Originators. (a) Notwithstanding anything to the contrary contained in the Originator Purchase Agreement, the Borrower shall not consent to any request made to terminate the right or obligation of any Originator to continue selling all its Receivables to the Transferor under the Originator Purchase Agreement, nor will any Originator which is the subject of such request be terminated under the Originator Purchase Agreement, in each case unless (i) the Collection Agent provides the Administrative Agent, each Funding Agent and each Committed Lender with a certificate (signed by a Responsible Officer of the Collection Agent) which attaches a Weekly Report or Daily Report giving pro forma effect to any reduction in the Net Receivables Balance resulting from the termination of such Originator and any change in the Total Reserves as set forth in the next sentence, and which certifies that, after giving pro forma effect to such termination and any prepayments of Loans on or prior to the date of such termination, the Percentage Factor does not exceed the Maximum Percentage Factor, as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement, (ii) no Termination Event or Incipient Termination Event (other than with respect to the Originator so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (iii) the Administrative Agent and the Funding Agents will have received prior notice of such termination. In the event any Originator is so terminated, the ratios used in calculating the Total Reserves shall be determined as if the Receivables of such Originator had never existed.

(b) The Borrower will not, and will not permit the Transferor to, consent to the addition of a new Originator under the Originator Purchase Agreement except (i) with the consent of the Required Committed Lenders (such consent not to be unreasonably withheld), (ii) upon the satisfaction of the conditions precedent specified in such Originator Purchase Agreement and (iii) upon the delivery of an amended Schedule VII reflecting the addition of such new Originator.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC,
                             as Borrower

                             By: /s/ Joseph S. Cantie
                                 -----------------------
                                 Name:  Joseph S. Cantie
                                 Title:  President

                             DELAWARE FUNDING COMPANY, LLC,
                             as a Conduit Lender

                             By: /s/
                                 -----------------------
                                 Name:
                                 Title:

                             JPMORGAN CHASE BANK, N.A.,
                             as a Funding Agent

                             By: /s/
                                 -----------------------
                                 Name:
                                 Title:

                             JPMORGAN CHASE BANK, N.A.,
                             as a Committed Lender

                             By: /s/
                                 -----------------------
                                 Name:
                                 Title:

                             ALPINE SECURITIZATION CORP.,
                             as a Conduit Lender

                             By: Credit Suisse First Boston, New York Branch, as Attorney-in-Fact

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as a Funding Agent

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as a Committed Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             LIBERTY STREET FUNDING CORP.,
                             as a Conduit Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             THE BANK OF NOVA SCOTIA,
                             as a Funding Agent

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             THE BANK OF NOVA SCOTIA,
                             as a Committed Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             THREE PILLARS FUNDING LLC,
                             as a Conduit Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             SUNTRUST CAPITAL MARKETS, INC.,
                             as a Funding Agent

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             SUNTRUST BANK,
                             as a Committed Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             BEETHOVEN FUNDING CORPORATION,
                             as a Conduit Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             DRESDNER BANK AG, NEW YORK BRANCH,
                             as a Funding Agent

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             DRESDNER BANK AG, NEW YORK BRANCH,
                             as a Committed Lender

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title:

                             JPMORGAN CHASE BANK, N.A.
                             as Administrative Agent

                             By: /s/
                                 -----------------------------
                                 Name:
                                 Title: